Exhibit 10.1

LOAN AGREEMENT

among

J.V.B. FINANCIAL GROUP, LLC, as Borrower,

J.V.B. FINANCIAL GROUP HOLDINGS, LP, as Corporate Guarantor,

C&CO/PRINCERIDGE PARTNERS LLC, as general partner of
J.V.B. Financial Group Holdings, LP,

COHEN & COMPANY, LLC, as Corporate Guarantor,

COHEN & COMPANY INC., as Corporate Guarantor,

and

BYLINE BANK

Dated as of October 28, 2020

TABLE OF CONTENTS

1.	DEFINITIONS		1

	1.1	General Terms	1
	1.2	Accounting Terms	11
	1.3	Other Terms Defined in the UCC	11
	1.4	Other Definitional or Interpretive Provisions	11

2.	LOAN		12

	2.1	Commitment	12
	2.2	Applicable Interest Rates	12
	2.3	Manner of Borrowing	13
	2.4	Fees	13
	2.5	Maturity of Loans	14
	2.6	Prepayments	14
	2.7	Place and Application of Payments	14
	2.8	Evidence of Indebtedness	14
	2.9	Late Charge	14
	2.10	Change in Circumstances and Contingencies	15

3.	CONDITIONS OF ADVANCE		16

	3.1	Conditions to Initial Advance of the Loan	16
	3.2	Conditions to All Advances	17

4.	REPRESENTATIONS AND WARRANTIES		17

	4.1	Existence and Power	17
	4.2	Authorization; No Contravention	18
	4.3	Governmental Authorization	18
	4.4	Binding Effect	18
	4.5	Litigation	18
	4.6	No Default	19
	4.7	Use of Proceeds; Margin Regulations	19
	4.8	Title to Properties	19
	4.9	Taxes	19
	4.10	Financial Statements; Financial Condition	19
	4.11	Regulated Entities	19
	4.12	Intellectual Property	19
	4.13	Subsidiaries	19

	4.14	Transaction and Other Fees	19
	4.15	Full Disclosure	19
	4.16	Anti-Terrorism Laws	20
	4.17	Solvency	20
	4.18	Deposit and Other Accounts	20
	4.19	Survival	20

5.	AFFIRMATIVE COVENANTS		21

	5.1	Financial Statements	21
	5.2	Certificates; Other Information	22
	5.3	Notices	22
	5.4	Preservation of Existence	23
	5.5	Maintenance of Property, Insurance	23
	5.6	Payment of Liabilities	24
	5.7	Compliance with Laws	24
	5.8	Inspection of Property and Books and Records	24
	5.9	Use of Proceeds	24
	5.10	Further Assurances; Subsidiary Guaranties	24
	5.11	Depository and Other Accounts	25
	5.12	Anti-Terrorism Laws	25

6.	NEGATIVE COVENANTS		25

	6.1	Encumbrances	25
	6.2	Indebtedness	27
	6.3	Disposition of Assets	28
	6.4	Consolidations, Conversions and Mergers	28
	6.5	Loans and Investments	28
	6.6	Transactions with Affiliates	29
	6.7	Use of Proceeds	29
	6.8	Contingent Obligations	29
	6.9	Restricted Payments	30
	6.10	Change in Business	30
	6.11	Change in Structure	30
	6.12	Accounting Changes; Fiscal Year	30
	6.13	Subsidiaries	30
	6.14	Limits on Restrictive Agreements	31
	6.15	Management and Consulting Arrangements	31

2

	6.16	Financial Covenants	31
	6.17	Repayment of Third Party Debt	31

7.	DEFAULT, RIGHTS AND REMEDIES OF LENDER		32

	7.1	Defaults	32
	7.2	Rights and Remedies Generally	34
	7.3	Waiver of Demand	34
	7.4	Expenses	35

8.	MISCELLANEOUS		35

	8.1	No Waiver, Cumulative Remedies	35
	8.2	Non-Business Days	35
	8.3	Documentary Taxes	35
	8.4	Survival of Representations	35
	8.5	Survival of Indemnities	35
	8.6	Notices; Effectiveness; Electronic Communication	36
	8.7	Successors and Assigns; Assignments and Participations	37
	8.8	Amendments	37
	8.9	Heading	37
	8.10	Expenses; Indemnity; Damage Waiver	37
	8.11	Set-off	38
	8.12	Governing Law; Jurisdiction; Service; CONFESSION OF JUDGMENT	39
	8.13	Severability of Provisions	40
	8.14	Excess Interest.	40
	8.15	Construction	41
	8.16	USA Patriot Act	41
	8.17	Waiver of Jury Trial	41
	8.18	Treatment of Certain Information; Confidentiality	41
	8.19	Counterparts; Integration; Effectiveness	42
	8.20	Application of Payments	42
	8.21	Continuing Effect	42
	8.22	Equitable Relief	42
	8.23	Eligible Contract Participant Savings Clause	42

3

SCHEDULES

Schedule 4.2	Authorized Equity Interests
Schedule 4.5	Litigation
Schedule 4.13	Subsidiaries
Schedule 4.18	Deposit and Other Accounts
Schedule 6.1	Permitted Liens
Schedule 6.2	Indebtedness
Schedule 6.6	Transactions with Affiliates
Schedule 6.8	Contingent Obligations
Schedule 6.11	Change in Structure
Schedule 6.15	Management and Consulting Agreements

4

LOAN AGREEMENT

THIS LOAN AGREEMENT, together with all exhibits and schedules attached hereto and hereby made a part hereof (as the same may be amended, restated or otherwise modified from time to time, this “Agreement”), dated as of October 28, 2020, is made by J.V.B. FINANCIAL GROUP, LLC, a Delaware limited liability company (“Borrower”), J.V.B. FINANCIAL GROUP HOLDINGS, LP, a Delaware limited partnership (“Holdings LP”), C&CO/PRINCERIDGE PARTNERS LLC, a Delaware limited liability company (“C&CO”), COHEN & COMPANY, LLC, a Delaware limited liability company (“Operating LLC”), COHEN & COMPANY INC., a Maryland corporation (“Parent” and together with Holdings LP and Operating LLC, each a “Corporate Guarantor” and collectively, the “Corporate Guarantors”, and the Corporate Guarantors together with the Borrower and C&CO, each an “Obligor” and collectively, the “Obligors”) and BYLINE BANK (“Lender”), with reference to the following facts:

A.            The Obligors desire to obtain financing from Lender in order to provide working capital and general liquidity to the Borrower; and

B.             Lender is willing to provide financing subject to certain terms and conditions contemplated herein including, among other things, the execution and delivery of this Agreement, the Note, the Guaranty of each Corporate Guarantor and the Security Agreement and other documents pledging certain collateral to Lender as collateral for Borrower’s obligations.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of Borrower by Lender, and for other consideration the receipt and adequacy of which are hereby acknowledged, Obligors and Lender hereby agree as follows:

1.            DEFINITIONS.

1.1          General Terms.  When used herein, the following terms shall have the following meanings:

“Additional Loan and Investment Cap” is defined in Section 6.5(g).

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, Lender shall not be deemed an “Affiliate” of any Obligor or of any Subsidiary of any Obligor. In the absence of designation to the contrary, reference to an Affiliate or Affiliates shall be deemed to be a reference to Affiliates of Borrower.

“Agreement” is defined in the preamble.

“Anti-Terrorism Laws” is defined in Section 4.16.

“Approved Bank” is defined in the definition of “Cash Equivalents.”

“Bank Product Liability” means the liability of Borrower owing to Lender or any Affiliates of Lender, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of Borrower now or hereafter maintained with Lender or its Affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) any other treasury, deposit, disbursement, and cash management services afforded to Borrower by Lender or its Affiliates, (d) commercial credit card and merchant card services, (e) Letters of Credit, or (f) Hedging Agreements.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended, reformed or modified from time to time and any rules or regulations issued from time to time thereunder.

“BONY Credit Agreement” means the Revolving Credit Facility, dated as of November 2, 2017, between Borrower and The Bank of New York Mellon, as amended from time to time.

“Borrower” is defined in the preamble.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in Chicago, Illinois are required or permitted to close.

“Capital Lease” means any leasing or similar arrangement which, in accordance with GAAP, is or should be classified as a capital lease.

“Capital Lease Obligations” means all monetary obligations under any Capital Leases.

“Capital Expenditures” means as to any Person any and all expenditures of such Person for fixed or capital assets, including, without limitation, the incurrence of Capital Lease Obligations, all as determined in accordance with GAAP except that Capital Expenditures shall not include expenditures for fixed or capital assets to the extent such expenditures are paid or reimbursed from the proceeds of insurance.

“Cash Equivalents” means: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition (“Government Obligations”); (b) dollar or foreign currency denominated certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements, or bankers’ acceptances, having in each case a tenor of not more than twelve (12) months, issued by (i) any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $250,000,000; or (ii) any bank whose short-term commercial paper rating at the time of the acquisition thereof is at least A-1 or the equivalent thereof from S&P or from Moody’s is at least P-1 or the equivalent thereof from Moody’s (any such bank being an “Approved Bank”); (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any issuer rated at least A 1 by S&P or P 1 by Moody’s and in either case having a tenor of not more than six (6) months; (d) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment; (e) repurchase agreements with a term of not more than thirty (30) days with a bank or trust company (including Lender) or a recognized securities dealer having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed by the United States of America; (f) money market accounts subject to Rule 2a-7 of the Company Act (“Rule 2a-7”) which consist primarily of cash and cash equivalents set forth in clauses (a) through (e) above and of which 95% shall at all times be comprised of First Tier Securities (as defined in Rule 2a-7) and any remaining amount shall at all times be comprised of Second Tier Securities (as defined in Rule 2a-7), and (g) shares of any so-called “money market fund”; provided that such fund is registered under the Company Act, has net assets of at least $250,000,000 and has an investment portfolio with an average maturity of 365 days or less.

“Change in Control” means the occurrence or existence of any one or more of the following: (a) Holdings LP shall cease to own, directly or indirectly, free and clear of all Liens (other than Permitted Liens), all of the issued and outstanding Equity Interests of the Borrower, (b) Holdings LP shall cease to be the sole managing member or manager of the Borrower; (c) Operating LLC and C&CO shall cease to own, directly or indirectly, free and clear of all Liens (other than Permitted Liens), all of the issued and outstanding Equity Interests of Holdings LP; (d) C&CO shall cease to be the sole general partner of Holdings LP; (e) Operating LLC shall cease to own, directly or indirectly, free and clear of all Liens (other than Permitted Liens), all of the issued and outstanding Equity Interests of C&CO; (f) Operating LLC shall cease to be the sole managing member or manager of C&CO; (g) any Person, other than Parent, Lester R. Brafman or Cohen and Cohen’s Affiliates and Cohen’s immediate family members, shall have become the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act) of, or shall have obtained voting control over, more than twenty percent (20%) of the Equity Interests of Operating LLC; (h) the members of the Board of Directors of Parent at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board of Directors of Parent; provided that any director whose election, or nomination for election by the Parent’s stockholders, was approved by a vote of at least a majority of the members of the Board of Directors of Parent then still in office who were members of the Board of Directors of Parent at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director; (i) Cohen shall cease to be a member of the Board of Managers of Operating LLC and member of the Board of Directors of Parent; (j) any merger, consolidation or other similar transaction involving the Obligors, where the Obligors are acquired by non-Affiliate Persons, shall occur; or (k) Cohen Bros. Financial LLC, DGC Family Fintech Trust or EBC 2013 Family Trust shall cease to be beneficially owned by Cohen.

“Claims Act” means the Assignment of Claims Act of 1940 (31 U.S.C. §3727 and 41 et seq. U.S.C. §15 et seq.), as amended and in effect from time to time, and any rules and regulations issued from time to time thereunder.

“Closing” means the consummation of the transactions contemplated by this Agreement.

“Closing Date” means October 28, 2020.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rules or regulations issued from time to time thereunder.

“Cohen” means Daniel G. Cohen.

“Collateral Account” means that certain account contemplated by Section 2.1 which, if applicable, shall be pledged to Lender as security for the obligations of the Borrower under this Agreement.

“Commitment” is defined in Section 2.1.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Act” means the Investment Company Act of 1940.

“Consolidated Subsidiary” means any non-recourse special purpose entity Subsidiary of Borrower that is (i) created by Borrower for the purpose of accumulating financial assets for subsequent securitization and (ii) consolidated into Borrower in accordance with GAAP.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of such Person: (a) whereby such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) whereby such Person guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) whereby such Person undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, or (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person; (d) whereby such Person agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other person to make payment of the indebtedness or obligation; (e) with respect to any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings; (f) under any Rate Contracts; (g) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; (h) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person; or (i) whereby such Person undertakes or agrees otherwise to assure a creditor of another Person against loss. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Corporate Guarantor” is defined in the preamble.

“Default” means the occurrence or existence of any one or more of the events described in Section 7.1.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“Equity Interests” means the membership interests, partnership interests, capital stock or any other equity interest of any type or class of any Person and options, warrants and other rights to acquire membership interests, partnership interests, capital stock or other equity interests of any type or class or any other equity interest of such Person.

“Event of Default” means a Default or an event or condition which with the passage of time or the giving of notice or both would, unless cured or waived, become a Default.

“Excess Net Capital” means the amount shown on the relevant date of determination, under the heading “Computation of Alternative Net Capital Requirement” as shown on Borrower’s Financial and Operational Combined Uniform Single (FOCUS) reports, or under such other line on Borrower’s FOCUS reports pursuant to which Borrower reports its excess net capital.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“FICC” means the Fixed Income Clearing Corporation or any entity succeeding to any of its principal functions.

“Financing Agreements” means this Agreement, the Note, each Guaranty, the Security Agreement, any Rate Contracts entered into by any Obligor with Lender or any Affiliate of Lender, and all other documents, instruments and agreements delivered to Lender in connection therewith, in each case as amended, restated, supplemented or otherwise modified from time to time.

“FINRA” means the Financial Industry Regulatory Authority or any entity succeeding to any of its principal functions.

“FINRA Loan Facility” means that certain subordinated revolving credit facility in the maximum aggregate amount of $17,500,000 (the “FINRA Loan”) contemplated by Lender and Borrower in accordance with Appendix D of Rule 15c3-1 of the Securities Exchange Act of 1934, as approved by FINRA, to be used by Borrower to meet or exceed its regulatory capital requirements and for other general corporate purposes.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year ending on March 31, June 30, September 30 or December 31 of each Fiscal Year and comprised of three (3) months.

“Fiscal Year” means the fiscal year of the Obligors ending on December 31 of each year.

“Funded Indebtedness” means all Indebtedness due and owing to Lender by Borrower under the Note and FINRA Loan Facility less the amount of any assets held in the Collateral Account subject to a control agreement in favor of the Lender.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination, applied in a manner consistent with those principles used in preparing the first of the annual financial statements to be provided pursuant to Section 5.1(b).

“Governing Documents” means (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designations or instrument relating to the rights of shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement, limited liability company agreement or other similar agreement and articles or certificate of formation, and all applicable resolutions of the board of managers (or any committee thereof) of such limited liability company, and (d) for any Person (including any corporation, partnership or limited liability company), any agreement, instrument or document comparable to the foregoing.

“Government Obligations” is defined in the definition of “Cash Equivalents.”

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any self-regulatory organization with jurisdiction over an applicable Person, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty” means each Guaranty Agreement dated on or about the Closing Date made by a Corporate Guarantor in favor of Lender, and any other guaranty of any of the Liabilities now or hereafter executed and delivered by any Person to Lender.

“Guarantor” means, collectively, any party to a Guaranty (other than Lender) and any other guarantor of all or any portion of the Liabilities.

“Hedging Agreement” means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any Hedging Agreement.

“Incumbent Directors” is defined in the definition of “Change in Control.”

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables incurred in the Ordinary Course of Business or accrued expenses paid on customary terms in the Ordinary Course of Business); (c) all reimbursement or payment obligations (whether or not contingent) with respect to letters of credit, surety bonds and other similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or the Person providing financing under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) “earnouts” and similar payment obligations under merger, acquisition, purchase or similar or related agreements; (h) all obligations under Rate Contracts; (i) all Hedging Obligations, if applicable; (j) all Indebtedness and obligations referred to in clauses (a) through (i) above secured by (or for which the holder of such Indebtedness or obligations has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or obligations; and (k) all Contingent Obligations described in clause (a) of the definition thereof in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above.

“Indemnitee” is defined in Section 8.10(b).

“Investments” is defined in Section 6.5.

“JKD Investment Agreement” is defined in the definition of “Third Party Debt.”

“Lender” is defined in the preamble.

“Lending Affiliate” means (a) each office and branch of Lender, and (b) each entity which, directly or indirectly, is controlled by or under common control with Lender or which controls Lender and each office and branch thereof.

“Letter of Credit” means a letter of credit and related loan documents issued by Lender or its Affiliate, to an Obligor or its Affiliate.

“Liabilities” means, collectively, all of Borrower’s liabilities, obligations, and indebtedness to Lender or any of its Affiliates of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired, or owing, whether individually or collectively, direct or indirect, joint or several, absolute or contingent, primary or secondary, fixed or otherwise (including obligations of performance), and whether arising or existing under any Financing Agreement or other written agreement, oral agreement or operation of law, including all of Borrower’s other indebtedness and obligations to Lender or any of its Affiliates under or in respect of any of this Agreement, the other Financing Agreements, Bank Product Liability and any Rate Contract among Borrower, Lender or an Affiliate of Lender, and including any reimbursement obligations, service charges, fees, expenses of any kind, set-offs, charge-backs, adjustments, corrections, coding errors and any similar expense or liability of any kind relating to or arising under the Collateral Account and/or any deposit account control agreement entered into in connection with this Agreement or the Loans contemplated hereby for the benefit of Lender.

“LIBOR” means an independent index which is the one-month LIBOR rate as reported in the money rates section of the Wall Street Journal two New York banking days prior to the first day of each month, which is not necessarily the lowest rate charged by Lender. Lender will tell Borrower the current LIBOR rate upon Borrower's request. The interest rate shall adjust on the first day of each month. Notwithstanding anything herein to the contrary, in the event Lender determines that (i) LIBOR is permanently or indefinitely unavailable or unascertainable, or ceases to be published by the LIBOR administrator or its successor, (ii) LIBOR is determined to be no longer representative by the regulatory supervisor of the administrator of LIBOR, (iii) LIBOR can no longer be lawfully relied upon in contracts of this nature by one or both of the parties, or (iv) LIBOR does not accurately and fairly reflect the cost of making or maintaining the type of loans or advances under this Agreement and in any such case, such circumstances are unlikely to be temporary, then, at the election of Lender, all references to LIBOR will instead be to a replacement rate determined by Lender in its sole judgment, including any adjustment to the replacement rate to reflect a different credit spread, term or other mathematical adjustment deemed necessary by Lender in its sole judgment. Lender will provide reasonable notice to Borrower of such replacement rate and the date on which it will become effective. Under no circumstances will the interest rate on amounts due under this Agreement be less than the minimum LIBOR Rate or more than the maximum rate allowed by applicable law.

“LIBOR Rate” means a per annum rate of interest equal to LIBOR plus Six Percent (6.0%) as determined on the 1st day of each calendar month, provided that in no event shall the LIBOR Rate be less than Seven Percent (7.0%).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, but not limited to, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law), and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease which is not a Capital Lease.

“Loan” and “Loans” means each direct advance, and the aggregate of all such advances, made by Lender to the Borrower under and pursuant to this Agreement.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of Obligors on a combined basis; (b) a material impairment of the ability of any Obligor to perform in any material respect any of its obligations under any Financing Agreement; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Financing Agreement.

“Mead Park Notes” is defined in the definition of “Third Party Debt.”

“Moody’s” means Moody’s Investors Service Inc.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received with respect to any sale, conveyance or other disposition of Property of the Borrower other than in the Ordinary Course of Business, net of (without duplication) (a) the direct costs incurred in connection with such sale, conveyance or other disposition, excluding amounts payable to such Person, and (b) sale, use or other transaction taxes paid or payable as a result thereof.

“Non-Use Fee” is defined in Section 2.4(b).

“Note” is defined in Section 2.8.

“Obligor” and “Obligors” is defined in the preamble.

“Ordinary Course of Business” means, in respect of any transaction or course of dealing involving any Obligor, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Financing Agreement.

“Participant” is defined in Section 8.7.

“Permitted Liens” is defined in Section 6.1.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority or other form of entity.

“Property” means any property or interest of any type in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Rate Contract Liabilities” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whenever created, arising, evidence or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Contracts, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any Rate Contracts.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates, including any agreement or arrangement which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Related Party” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, financial and legal advisors and consultants of such Person and of such Person’s Affiliates.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer” means, as to the applicable Obligor, its chief executive officer, chief financial officer, controller, chief investment officer or its president, or any other officer having substantially the same authority and responsibility, or with respect to compliance with financial covenants or delivery of financial information, the chief financial officer, controller or chief investment officer or its president, or any other officer having substantially the same authority and responsibility, and each other Person designated by any of the foregoing or authorized to request the advance of the Loans including any Person Lender reasonably believes is so authorized.

“Rule 2a-7” is defined in the definition of “Cash Equivalents.”

“S&P” means Standard & Poor’s Corporation.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission, or any entity succeeding to any of its principal functions.

“Securities Exchange Act” means the Securities Act of 1934, as amended.

“Securities Laws” shall mean the Securities Act of 1933, the Securities Exchange Act, Sarbanes Oxley Act, any foreign equivalent of the Securities Act of 1933, as amended, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” means the Pledge and Security Agreement of even date herewith executed by a Holdings LP in favor of Lender.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control (or have the power to be or control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity. In the absence of designation to the contrary, reference to a Subsidiary or Subsidiaries shall be deemed to be a reference to Subsidiaries of Borrower.

“Tangible Net Worth” means, at any time, a Person’s total assets, minus total liabilities, minus, without duplication, all intangible assets, including, without limitation, (a) deposits other than deposits held on behalf, or for the benefit, of customers of such Person with dealers in securities, (b) any prepaid expenses relating to obligations or liabilities that are due more than twelve (12) months from the date of calculation, (c) goodwill, (d) amounts due from equity holders, employees or Affiliates of such Person, and (e) intellectual property, calculated in accordance with GAAP.

“Termination Date” shall mean October 28, 2022, or such earlier date on which the Commitments are terminated in whole pursuant to Section 7.1 or otherwise under this Agreement.

“Third Party Debt” means that certain Indebtedness evidenced by the following (as amended from time to time): (i) Convertible Senior Secured Promissory Note, dated March 10, 2017, issued by Operating LLC (formerly known as IFMI, LLC) to the DGC Family Fintech Trust in the aggregate principal amount of $15,000,000, together with that certain Securities Purchase Agreement, dated as of March 10, 2017, by and among Operating LLC (formerly known as IFMI, LLC), the DGC Family Fintech Trust, a trust established by Daniel G. Cohen, and solely with respect to certain provisions thereof, Parent (formerly known as Institutional Financial Markets, Inc.), and the related Pledge Agreement, dated as of March 10, 2017, by and among Operating LLC (formerly known as IFMI, LLC), in favor of the DGC Family Fintech Trust; (ii) Senior Promissory Note, dated January 31, 2020, issued by the Operating LLC to JKD Capital Partners I LTD in the aggregate principal amount of $2,250,000; (iii) Senior Promissory Note, dated January 31, 2020, issued by the Operating LLC to RN Capital Solutions LLC in the aggregate principal amount of $2,250,000; (iv) Senior Promissory Note, dated September 25, 2019, issued by Parent to EBC 2013 Family Trust in the aggregate principal amount of $2,400,000 (“EBC Debt”); (v) Junior Subordinated Note due 2037, dated June 25, 2007, issued by Parent (formerly known as Alesco Financial Inc.) in the aggregate principal amount of $28,995,000; (vi) Junior Subordinated Note due 2035, dated March 15, 2005, issued by Parent (formerly known as Sunset Financial Resources, Inc.) to JPMorgan Chase Bank, N.A., as Property Trustee of Sunset Financial Statutory Trust I, in the aggregate principal amount of $20,619,000; (vii) Investment Agreement, dated October 3, 2016, by and between Operating LLC (formerly known as IFMI, LLC) and JKD Capital Partners I LTD (pursuant to which, among other things, JKD Capital Partners I LTD agreed to invest up to $12,000,000 into Operating LLC) (the “JKD Investment Agreement”); (viii) Investment Agreement, dated September 29, 2016, by and between Operating LLC and Cohen Bros. Financial LLC Trust (pursuant to which, among other things, Cohen Bros. Financial LLC invested $6,500,000 into Operating LLC) (“CBF Investment Agreement”); (ix) Investment Agreement dated September 29, 2016, by and between Operating LLC and The DGC Family Fintech Trust (pursuant to which, among other things, The DGC Family Fintech Trust invested $2,000,000 into Operating LLC) (“DGC Investment Agreement”); (x) Investment Agreements by ViaNova Capital Group, LLC to Hancock Funding, LLC and New Avenue Investments, LLC; and (xi) in the event Operating LLC is required to repay the proceeds of its $2,165,600 Payment Protection Program loan, the total amount of such Indebtedness.

“UCC” is defined in Section 1.3.

“UFCA” is defined in Section 4.17.

“UFTA” is defined in Section 4.17.

“United States” and “U.S.” each means the United States of America.

1.2            Accounting Terms.  Calculations and determinations of financial and accounting terms used and not otherwise specifically defined under this Agreement (including the Exhibits hereto) shall be made and determined, both as to classification of items and as to amount, in accordance with GAAP. If any changes in accounting principles or practices from GAAP are occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a change in the method of accounting in the calculation of financial covenants, standards or terms contained in this Agreement or any other Financing Agreement, the parties hereto agree to enter into negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating financial and other covenants, financial condition and performance will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Borrower shall continue to provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in the Financing Agreements in accordance with GAAP as in effect immediately prior to such changes.

1.3            Other Terms Defined in the UCC.  All capitalized terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided in the Uniform Commercial Code as the same is in effect on the date hereof in the State of Illinois (the “UCC”) to the extent the same are used or defined therein; provided, that, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, then such term shall have the meaning specified in Article 9 of the UCC.

1.4            Other Definitional or Interpretive Provisions. Whenever the context so requires, the neuter gender includes the masculine and feminine, the singular number includes the plural, and vice versa. The words “include,” “includes” and “including” shall in any event be deemed to be followed by the phrase “without limitation.” All references in this Agreement to “this Agreement”, “herein”, “hereunder”, “hereof” shall be deemed to refer to this Agreement and the Exhibits hereto unless the context requires otherwise. Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context requires otherwise. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, but only to the extent such amendment, restatement, supplement or modification does not breach this Agreement or any other Financing Agreement.

2.            LOAN.

2.1          Commitment.  Subject to the terms and conditions of this Agreement and the other Financing Agreements, and in reliance upon the representations and warranties of the Obligors set forth herein and in the other Financing Agreements, Lender agrees to make one or more loans (each a “Loan” and collectively, the “Loans”) at such times as the Borrower may from time to time request until, but not including, the Termination Date, and in such amounts as the Borrower may from time to time request, provided, that the aggregate principal balance of all Loans outstanding at any time shall not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) (the “Commitment”), and further provided, that prior to disbursement of such Loans, Operating LLC shall first (i) deposit into the Collateral Account an amount in cash equal to at least 100% of the amount of the Loans in increments of Two Million Five Hundred Thousand Dollars ($2,500,000), or (ii) pledge an amount of short-term (that is, having a term of maturity not to exceed two (2) years) U.S. Treasury Notes in the aggregate principal amount equal to at least 110% of the amount of the Loans in increments of Two Million Five Hundred Thousand Dollars ($2,500,000), to be held in the Collateral Account, in each case to secure the repayment of Loans, which amounts held in the Collateral Account shall be released (in whole or in part, as applicable, and on a pro rata basis subject to the required percentage threshold referenced above) and such pledge shall terminate (in whole or in part, as applicable, and on a pro rata basis subject to the required percentage threshold referenced above) if and when, and to the extent that and so long as, the Loans are repaid. Loans made by Lender may be repaid and, subject to the terms and conditions hereof, including, without limitation, the provisions of the preceding sentence, borrowed again up to, but not including, the Termination Date unless the Loans are otherwise accelerated, terminated or extended as provided in this Agreement. The Loans shall be used by the Borrower for working capital purposes and general liquidity of the Borrower. The Collateral Account and pledge referenced in clause (i) and (ii) above including, without limitation, the term and provisions thereof and documentation relating thereto, shall be in all respects reasonably acceptable to Lender. For purposes of Sections 5, 6 and 7 of this Agreement, the phrase “any Commitment hereunder” as used in such sections as a condition of the obligations of any Obligor shall be deemed to include both the Commitment and the “Loan Commitment” as such term is defined under the FINRA Loan Facility, such that so long as the Commitment exists under this Agreement or the “Loan Commitment” exists under the FINRA Loan Facility, Obligors shall be bound by the obligations of Sections 5, 6 and 7 under this Agreement to the extent such obligations are conditioned by the existence of “any Commitment hereunder” under this Agreement.

2.2            Applicable Interest Rates.

(a)            Loans. The Loans and all other monetary Liabilities (subsequent to the due date of the same) of Borrower to Lender under the Financing Agreements shall bear interest (computed on the basis of a year of 360 and the actual days elapsed) on the unpaid principal amount thereof from the date advanced until maturity (whether by acceleration or otherwise) at a rate per annum equal to the LIBOR Rate, payable monthly in arrears not later than the 10th day of each calendar month, upon the Termination Date, and at maturity (whether by acceleration or otherwise), provided, that the first payment of interest hereunder shall be due and payable on December 10, 2020.

(b)            Default Rate. While Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of the Loans and all Liabilities owing by it under the Financing Agreements at a rate per annum equal to the LIBOR Rate plus four percent (4.0%); provided, that in the absence of acceleration, any increase in interest rates pursuant to this Section shall be made at the election of Lender, with written notice to the Borrower. While any Default exists or after acceleration, accrued interest shall be paid on demand of Lender.

(c)            Rate Determinations. Lender shall determine each interest rate applicable to the Loans and the Liabilities under the Financing Agreements, and its determination thereof shall be conclusive and binding except in the case of manifest error.

(d)            LIBOR Unavailability. If Lender determines in good faith (which determination shall be conclusive, absent manifest error) that: (A) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining LIBOR; (B) LIBOR does not accurately reflect the cost to the Lender of the Loans; or (C) a Regulatory Change (as hereinafter defined) shall, in the reasonable determination of the Lender, make it unlawful or commercially unreasonable for the Lender to use LIBOR as the index for purposes of determining the LIBOR Rate, then: (i) LIBOR shall be replaced with an alternative or successor rate or index chosen by the Lender in its reasonable discretion; and (ii) the LIBOR Rate may also be adjusted by Lender in its reasonable discretion and consistent with Lender’s other similarly-situated borrowers, giving due consideration to market convention for determining rates of interest on comparable loans and any related changes to the Loan Documents. “Regulatory Change” shall mean a change in any applicable law, treaty, rule, regulation or guideline, or the interpretation or administration thereof, by the administrator of the relevant benchmark or its regulatory supervisor, any governmental authority, central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending office.

2.3            Manner of Borrowing.

(a)            Notice to Lender. The Borrower shall give notice to Lender by no later than 2:00 p.m. (Chicago time) on the date the Borrower requests Lender to advance a Loan in an amount which is not less than $1,000,000 and in additional increments of $500,000 thereafter in the same request. The Borrower shall give such notice requesting advance of a Loan to Lender by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), in such form reasonably acceptable to Lender. All notices concerning the advance of a Loan shall specify the date of the requested advance (which shall be a Business Day). The Borrower agrees that Lender may rely on any such telephonic or telecopy notice given by any person Lender in good faith believes is a Responsible Officer of the Borrower without the necessity of independent investigation (the Borrower hereby indemnifies Lender from any liability or loss ensuing from such reliance) and, in the event any such reasonable notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if Lender has acted in reasonable reliance thereon.

(b)            Disbursement of Loan. Not later than 3:00 p.m. (Chicago time) on the date of the requested advance of a Loan, subject to Section 3, Lender shall make available the Loan in funds immediately available and in Dollars at the principal office of Lender in Chicago, Illinois.

(c)            Reduction in Commitment. Borrower may request a reduction in the Commitment in a minimum amount of $1,000,000 and multiples of $500,000 (unless the remaining balance is less than $500,000, in which case such lesser amount) thereafter in the same request upon not less than five (5) days’ notice to Lender.

2.4            Fees.

(a)            Commitment Fee. On the Closing Date, Borrower shall pay to Lender a commitment fee of One Percent (1.00%) of the Commitment, and a commitment fee of One Half Percent (0.50%) of the Commitment on the anniversary of the Closing Date each year thereafter.

(b)            Unused Facility Fee. Borrower shall pay to Lender a nonrefundable quarterly non-usage fee equal to the daily unborrowed portion of the Commitment (the “Non-Use Fee”). For purposes of the foregoing, the unborrowed portion of the Commitment for any given day will be an amount equal to the result of: (i) the amount of the Commitment; minus (ii) the sum of the aggregate principal amount of all Loans outstanding; in each case determined as of the end of such day. The Non-Use Fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days at a rate per annum equal to 0.50%. The accrued unpaid non-usage fee shall be payable quarterly beginning on December 31, 2020, and on the last day of each September, December, March and June thereafter prior to the Termination Date, with any outstanding unpaid amount due upon the Termination Date.

2.5            Maturity of Loans. The Loans, both for principal and interest, shall mature and become immediately due and payable in full by the Borrower on the Termination Date. No notice of the Termination Date by Lender shall be required.

2.6            Prepayments. Borrower may voluntarily prepay the Liabilities under the Financing Agreements in full or in part upon the same day as irrevocable written notice is provided to Lender, provided, that the amount of such pre-payment shall, at minimum, be in an amount of $500,000 and increments of $100,000 thereafter.

2.7            Place and Application of Payments.  All payments of principal of and interest on the Loans, and of all other Liabilities payable by Borrower under the Financing Agreements, shall be made by the Borrower no later than 2.00 p.m. on the due date thereof at the office of Lender in Chicago, Illinois (or such other location as Lender may designate to the Borrower). Any payments received after such time shall be deemed to have been received by Lender on the next Business Day. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. All such payments shall be made in Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. Any partial prepayment of the Liabilities under the Financing Agreements will be applied first to any unpaid costs and expenses of Lender, then to accrued and unpaid fees and interest under the Financing Agreements and then to principal of the Loans, in inverse order of maturity, or in such other manner as Lender may determine in its sole and absolute discretion.

2.8            Evidence of Indebtedness.

(a)            The Loans shall be evidenced by a promissory note in the form of Exhibit A (the “Note”).

(b)            Lender shall make notation in its books and records in accordance with its usual practice of the indebtedness of the Borrower to Lender resulting from the Loans made by Lender from time to time, including the amounts of principal and interest payable and paid to Lender from time to time hereunder.

(c)            The entries made in the books and records of Lender maintained pursuant to paragraph (b) above shall be prima facie evidence of the existence and amounts of the Liabilities therein recorded; provided, that the failure of Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Liabilities in accordance with their terms.

2.9            Late Charge. In the event any payment of interest or principal due hereunder, or any other payment due hereunder, other than amounts unpaid after maturity, is not made within ten (10) days after the date when any such payment is due in accordance with the terms hereof, then, in addition to the payment or the past due amount, Borrower shall pay to Lender a “late charge” of five percent (5%) of the past due amount to defray part of the cost of collection and handling such late payment. Borrower agrees that the damages to be sustained by Lender for the detriment caused by any late payment is extremely difficult and impractical to ascertain, and that the amount of five percent (5%) of the past due amount is a reasonable estimate of such damages, does not constitute interest, and is not a penalty. Notwithstanding the foregoing, this Section 2.9 shall not apply and no late charges shall be applicable to any amounts which are the subject of this Section 2.9 in the event that the Liabilities are accelerated under Article 7.

2.10          Change in Circumstances and Contingencies.

(a)            Additional Costs.  If, in the determination of Lender, any applicable “law,” which expression, as used in this Section 2.10(a), includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to Lender or any Lending Affiliate by any central bank or other fiscal, monetary, or other authority (whether or not having the force of law) adopted, becoming effective, or any change in the interpretation or administration thereof, in each case after the date hereof, shall: (i) subject Lender or any Lending Affiliate to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to any Loan (other than taxes imposed on or measured by the overall net income of Lender), or (ii) change the taxation of payments to Lender of principal or interest on or any other amount relating to the Loan (other than taxes imposed on or measured by the overall net income or capital of Lender and doing business and franchise taxes), or (iii) impose or increase or render applicable any special deposit, assessment, insurance charge, reserve or liquidity or other similar requirement (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by Lender or any Lending Affiliate, or (iv) impose on Lender or any Lending Affiliate any other conditions or requirements with respect to the Loans, and the result of any of the foregoing is: (x) to increase the cost to Lender of making, funding or maintaining the Loans, or (y) to reduce the amount of principal, interest or other amount payable to such Lender hereunder on account of the Loans, or (z) to require Lender to make any payment or to forego any interest or other sum payable under this Agreement, then, and in each such case, Borrower shall, within ten (10) days of a demand made by Lender at any time and from time to time and as often as the occasion therefor may arise, pay to Lender such additional amounts as will be sufficient to compensate Lender (including lost profits) for such additional cost, reduction, payment or foregone interest or other sum.

(b)            Withholding Taxes. Payments Free of Withholding. Except as otherwise required by law and subject to Section 2.10(b), each payment by Borrower under this Agreement or the other Financing Agreements shall be made without withholding or deduction for or on account of any present or future taxes (other than overall net income taxes on the recipient imposed by the jurisdiction in which its principal executive office is located) imposed by or within the jurisdiction in which Borrower is domiciled, any jurisdiction from which Borrower or any other Person on behalf of Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, Borrower shall make the withholding or deduction, pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by Lender free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which Lender would have received had such withholding not been made. If Lender pays any amount in respect of any such taxes, penalties or interest, Borrower shall reimburse Lender for that payment on demand in the currency in which such payment was made. If Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to Lender on or before the thirtieth day after payment.

(c)            U.S. Withholding Tax Exemptions. Upon the request of the Borrower, Lender shall submit to the Borrower a certificate to the effect that it is a United States person (as such term is defined in Section 7701(a)(30) of the Code).

(d)            Inability of Lender to Submit Forms. If Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to Borrower any form or certificate that Lender is obligated to submit pursuant to subsection (b) of this Section 2.10(d) or that Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, Lender shall promptly notify Borrower of such fact and Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

(e)            Capital Adequacy. If, after the date hereof, either (i) the introduction of or any change in or in the interpretation of any law or (ii) the making or issuance of any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) (A) affects or would affect the amount of capital required or expected to be maintained by Lender or any of its Affiliates, and Lender determines that the amount of such capital is increased by or based upon the existence of the Loans then, upon demand by Lender, Borrower shall immediately pay to Lender, from time to time as specified by Lender, additional amounts sufficient to compensate Lender in light of such circumstances, to the extent that Lender determines such increase in capital to be allocable to the existence of the Loans or (B) has or would have the effect of reducing the rate of return on the capital or assets of Lender or any Person controlling Lender as a consequence of, as determined by Lender in its discretion, the existence of Lender’s commitments or obligations under this Agreement or any of the other Financing Agreements, then, upon demand by Lender, Borrower shall immediately pay to Lender, from time to time as specified by Lender, additional amounts sufficient to compensate Lender in light of such circumstances. Notwithstanding anything contained herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “change in or in the interpretation of any law”, regardless of the date enacted, adopted or issues. For the avoidance of doubt, “change in or in the interpretation of any law” shall also include any change after the date of this Agreement in (1) risk-based capital guidelines in effect in the United States in effect in the United States on the date of this Agreement, including transition rules, and (2) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

(f)            A certificate signed by an officer of Lender setting forth any additional amount required to be paid by Borrower to Lender under any provision of Sections 2.10(a) through 2.10(c), and the computations made by Lender to determine such additional amount shall be submitted by Lender to Borrower in connection with each demand made at any time by Lender upon Borrower under any of such provisions. Such certificate, in the absence of manifest error, shall be conclusive as to the additional amount owed.

3.            CONDITIONS OF ADVANCE.

3.1          Conditions to Initial Advance of the Loan. Notwithstanding any other provisions contained in this Agreement, the making of the initial advance on the Loan, and the initial Closing, shall be conditioned upon the following:

(a)           Due Diligence. All legal, tax, insurance and regulatory matters relating to this Agreement shall be satisfactory to Lender.

(b)           Financial Condition. Since the date of the most recent annual financial statements provided to Lender, no change in the financial condition or operations of Obligors shall have occurred which would reasonably be expected to have a Material Adverse Effect, as determined by Lender in its reasonable discretion and none of Obligors shall have entered into or consummated any transaction or transactions not in the Ordinary Course of Business or as otherwise approved by Lender in writing.

(c)           Additional Conditions. Each of the conditions precedent set forth on Annex I shall have been satisfied.

(d)            Regulatory Information. Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, as Lender shall have reasonably requested.

(e)            Other Requirements. Lender shall have received, in form and substance satisfactory to each such party, all certificates, orders, authorities, consents, affidavits, applications, schedules, opinions, instruments and other documents which are provided for hereunder or under the other Financing Agreements, or which each such party may at any time reasonably request.

3.2            Conditions to All Advances. Notwithstanding any other provisions contained in this Agreement, the making of all advances on the Loan (including the initial advance on the Loan) and all Closings (including the initial Closing) shall be conditioned upon the following:

(a)            No Default. There shall not have occurred any Default or Event of Default which is then continuing, nor shall any Default or Event of Default exist after giving effect to the Closing.

(b)            Representations and Warranties True and Correct. The representations and warranties of each Obligor contained in this Agreement shall be true and correct in all material respects on and as of the date of the advance on the Loans, and after giving effect thereto, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date). Request by Borrower for the advance of the Loans shall be deemed to be a representation and warranty by the Obligors that the conditions set forth in Section 3.2 have been satisfied on and as of the date of such advance on the Loans and after giving effect thereto; provided, that Lender may make an advance hereunder, in the sole discretion of Lender, notwithstanding the failure of the Borrower or any Obligor to satisfy one or more of the conditions set forth above and any such advance so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist. For the avoidance of doubt, Lender shall not be required to make the initial advance on the Loan in the event that the conditions of Section 3.1 are not satisfied, and Lender shall not be required to make any advance on the Loan in the event that any of the conditions set forth in this Section 3.2 are not satisfied. Borrower also shall deliver a fully and properly completed compliance certificate in the form of Exhibit B, certified on behalf of each Obligor by a Responsible Officer.

4.            REPRESENTATIONS AND WARRANTIES.

Each Obligor, jointly and severally with the other Obligors, represents and warrants as follows:

4.1         Existence and Power. Each Obligor: (a) is a partnership, corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, as applicable; (b) has the partnership, corporate or limited liability company, as applicable, power and authority and all governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business, and (ii) execute, deliver, and perform its obligations under, the Financing Agreements to which it is a party; (c) is duly qualified as a foreign partnership, corporation or limited liability company, as applicable, and licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and (d) is in compliance with all Requirements of Law; except, in each case referred to in clauses (b)(i), (c) or (d), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

4.2            Authorization; No Contravention.

(a)            The execution, delivery and performance each Obligor of this Agreement, and by each Obligor of each other Financing Agreement to which such Obligor is a party, have been duly authorized by all necessary action, and do not: (i) contravene the terms of any of such Obligor’s Governing Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Obligor is a party or any order, injunction, writ or decree of any Governmental Authority to which such Obligor such or Property is subject; or (iii) violate any Requirement of Law.

(b)            Schedule 4.2 sets forth the authorized Equity Interests of each Obligor. All issued and outstanding Equity Interests of each Obligor are duly authorized and validly issued and fully paid, and where applicable, non-assessable, and free and clear of all Liens (other than Permitted Liens), and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. As of the Closing Date, all of the issued and outstanding Equity Interests of each Obligor are owned by the Persons and in the amounts set forth on Schedule 4.2. Except as set forth on Schedule 4.2, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any shares of Equity Interests of any Obligor.

4.3            Governmental Authorization. No approval, consent, authorization, or other action by, or notice to, or filing with (other than, with respect to Parent, public disclosure of the transactions contemplated under this Agreement as required by Securities Laws or the NYSE American), any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Obligor of the Financing Agreements to which it is a party, except those obtained or made on or prior to the Closing Date. Each Obligor is in compliance with all laws, orders, regulations and ordinances of all Governmental Authorities relating to its business, operations and assets, except for laws, orders, regulations and ordinances the violation of which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor possess all licenses, memberships, registrations, permits and approvals necessary for the conduct of their respective businesses as now conducted as required by law or applicable rules and regulations, including under any applicable rules of the SEC, FINRA, FICC and applicable state securities regulators, except where any failure to do so would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4            Binding Effect. Each Financing Agreement to which any Obligor is a party constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.5            Litigation. Except as specifically disclosed in Schedule 4.5, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of any Obligor, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against such Obligor or any of their Properties which: (a) purport to affect or pertain to this Agreement, any other Financing Agreement, or any of the transactions contemplated hereby or thereby; or (b) if adversely determined, would reasonably be expected to result in equitable relief or monetary judgment(s) or Liens against such Obligor, individually or in the aggregate, in excess of $750,000. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Financing Agreement, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

4.6            No Default. No Default or Event of Default exists or would result from the making of any advance on the Loans or the incurrence of any other Liabilities by any Obligor. None of the Obligors is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect. No Obligor knows of any dispute regarding any Contractual Obligation of such Obligor that would reasonably be expected to have a Material Adverse Effect.

4.7            Use of Proceeds; Margin Regulations. No Obligor or Affiliate of Obligor is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

4.8            Title to Properties. Each Obligor has good record and marketable title in fee simple to, or valid leasehold interests in, all real Property necessary for, or used in the ordinary conduct of, their respective businesses, subject only to Permitted Liens. No Property of any Obligor is subject to any Liens, other than Permitted Liens.

4.9            Taxes.  Each Obligor has filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other material governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently prosecuted and for which adequate reserves have been provided in accordance with GAAP. To each Obligor’s knowledge, there is no proposed tax assessment against such Obligor that would reasonably be expected to have a Material Adverse Effect, if the assessment was made.

4.10            Financial Statements; Financial Condition. All financial statements furnished to Lender, fairly present the financial condition of each Obligor and their respective Subsidiaries as of the respective dates thereof or for the respective periods thereof and the results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Since the date of the most recent audited financial statements delivered to Lender under Section 5.1(b), there has been no Material Adverse Effect with respect to any Obligor. No Obligor has any Indebtedness (other than Indebtedness permitted pursuant to Section 6.2) or any Contingent Obligations (other than Contingent Obligations permitted pursuant to Section 6.8).

4.11            Regulated Entities. No Obligor nor any Person controlling an Obligor is (a) an “investment company” or required to be registered as an “investment company” within the meaning of the Company Act; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

4.12            Intellectual Property. Each Obligor owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted.

4.13            Subsidiaries. Neither Borrower nor Holdings LP has, as of the Closing Date, any Subsidiary or Equity Interests in any other Person, except as listed on Schedule 4.13.

4.14            Transaction and Other Fees. Except as disclosed by any Obligor in writing to the Lender, no Obligor has any obligation to any Person in respect of, or has paid, any finder’s, broker’s or investment banker’s fee or other fee in connection with the transactions contemplated hereby.

4.15            Full Disclosure. None of the statements or representations or warranties made by any Obligor in the Financing Agreements, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Obligor in connection with the Financing Agreements (including offering and disclosure materials, if any, delivered by or on behalf of any Obligor to Lender prior to the Closing Date) contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading as of the time when made or delivered in light of the circumstances at the time made.

4.16            Anti-Terrorism Laws. No Obligor, nor to any Obligor’s knowledge any Affiliate of such Obligor, nor any brokers nor other agents of any such Person acting or benefiting in any capacity in connection with any of the Loans or other Liabilities: (a) is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, signed into law October 26, 2001 (the “USA Patriot Act”); (b) is a Person: (i) that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or has done so or plans to do so; or (v) that is named as a “specially designated national and blocked person” on the most current list published by the USA Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list; (c) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above; (d) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (e) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

4.17            Solvency. Each Obligor (a) is not “insolvent” as that term is defined in Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) does not have “unreasonably small capital,” as that term is used in Section 548 (a)(2)(B)(ii) of the Bankruptcy Code or Section 5 of the UFCA, (c) is not engaged or about to engage in a business or a transaction for which its remaining Property is “unreasonably small” in relation to such business or transaction as that term is used in Section 4 of the UFTA, (d) is able to pay its debts as they mature or become due, within the meaning of Section 548(a)(2)(B)(iii) of the Bankruptcy Code, Section 4 of the UFTA and Section 6 of the UFCA, and (e) own assets having a value both at “fair valuation” and at “present fair salable value” greater than the amount required to pay such Person’s “debts” as such terms are used in Section 2 of the UFTA and Section 2 of the UFCA. None of the Obligors shall be rendered insolvent (as such term is defined above) by the execution and delivery of this Agreement or any of the other Financing Agreements or by the transactions contemplated hereunder or thereunder.

4.18            Deposit and Other Accounts. Schedule 4.18 sets forth as of the Closing Date all of the Obligors’ deposit and remittance accounts, as well as any other deposit, operating, prime brokerage, investment, custodial or accounts of any kind whatsoever currently maintained by such Obligor.

4.19            Survival. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement.

5.            AFFIRMATIVE COVENANTS.

Each Obligor, jointly and severally with the other Obligors, covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied:

5.1            Financial Statements. Except as otherwise expressly provided for herein, Obligors and their respective Subsidiaries shall keep proper books of record and account in which full and true entries will be made of all dealings or transactions of or in relation to the business and affairs of Obligors and their respective Subsidiaries, in accordance with GAAP consistently applied and Borrower shall cause to be furnished to Lender:

(a)            Monthly. As soon as practicable after the end of each month and in any event not more than 30 days thereafter, with respect to Borrower, a copy of the Financial and Operational Combined Uniform Single (FOCUS) report of Borrower.

(b)            Quarterly. As soon as practicable after the end of each Fiscal Quarter, and in any event by the earlier of the date filed with the SEC and FINRA or any other Governmental Authority or forty five (45) days after the end of each such Fiscal Quarter (or within seventy five (75) days after the close of a Fiscal Year for the last Fiscal Quarter of such year):

(i)            unaudited consolidated financial statements of Borrower and Parent for such quarter, including, without limitation, statements of income and changes in equity for such period and year to date balance sheets as of the end of such period, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding Fiscal Year and as of a date one year earlier, all in reasonable detail and certified as accurate by a Responsible Officer, subject to changes resulting from normal year-end adjustments; and

(ii)            in the event that any of the foregoing statements indicate that any Obligor or its Subsidiaries have varied in any material respect from any financial projections provided by such Obligor to Lender, if any, a statement of explanation of such variations from the applicable Responsible Officer.

(c)            Annual. As soon as practicable after the end of each Fiscal Year of Borrower, and in any event within the sooner of (i) when filed with the SEC, FINRA or any other Governmental Authority and (ii) sixty (60) days after the end of each such Fiscal Year, annual audited financial statements of Borrower, and one hundred fifth (150) days after the end of each such Fiscal Year, annual consolidated audited financial statements of Parent, in each case, including, without limitation, statements of income, changes in equity and cash flow for such year, and balance sheets as of the end of such year, setting forth in each case, in comparative form, corresponding figures for the period covered by the preceding annual review and as of the end of the preceding Fiscal Year, all in reasonable detail and satisfactory in scope to Lender and examined by Grant Thornton LLP, or any other independent certified public accountants of recognized standing and reputation selected by Borrower and reasonably satisfactory to Lender whose opinion shall be unqualified.

(d)            Other Information. With reasonable promptness, such other business or financial data as Lender may reasonably request.

All financial statements delivered to Lender pursuant to the requirements of this Section 5.1 (except where otherwise expressly indicated) shall be prepared in accordance with GAAP in effect as of the date thereof consistently applied, except for changes therein with which the certified public accountants pursuant to Sections 5.1(b) and 5.1(c) have previously concurred in writing and except that the financial statements delivered pursuant to Sections 5.1(a) and 5.1(b), shall be subject to normal year-end adjustments, and shall not be accompanied by footnotes.

5.2            Certificates; Other Information. Each Obligor, as applicable, shall furnish to Lender:

(a)            concurrently with the delivery of the financial statements referred to in Section 5.1(b), a fully and properly completed compliance certificate in the form of Exhibit B, certified on behalf of such Obligor by a Responsible Officer;

(b)            promptly after the same are sent, copies of all financial statements and reports which Borrower sends to holders of its Equity Interests; and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which Borrower may make to, or file with, the SEC or any successor or other Governmental Authority;

(c)            at the same time such reports or information are provided to any holder of Parent’s or Borrower’s Equity Interests, a copy of any reports, including portfolio and financial management reports or similar information or reports as to Parent’s or Borrower’s investment property provided to any holder of Parent’s or Borrower’s Equity Interests;

(d)            promptly upon receipt thereof, copies of any reports submitted by Parent’s or Borrower’s certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of Parent or Borrower made by such accountants, including any comment letters submitted by such accountants to management of such Person in connection with their services; and

(e)            promptly, such additional business, financial, partnership (or other organizational) and other information as Lender may from time to time reasonably request.

5.3            Notices. Borrower shall promptly notify Lender of any of the following (and in no event later than three (3) Business Days after a Responsible Officer becoming aware thereof): (a) the occurrence or existence of any Event of Default; (b) any breach or non-performance of, or any default under, any Contractual Obligation of Borrower or Parent or any violation of, or non-compliance with, any Requirement of Law by Borrower or Holdings LP, which, in either case, would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect; (c) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between an Obligor and any Governmental Authority which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect; (d) the commencement of, or any material adverse development in, any litigation or proceeding affecting an Obligor (i) in which the amount of damages claimed is $750,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Financing Agreement; (e) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of Borrower or Parent delivered to Lender pursuant to this Agreement; (f) any material change in accounting policies or financial reporting practices by Borrower or Parent; (g) the creation, establishment or acquisition of any Subsidiary of Borrower or Holdings LP; (h) any material change in the investment policies or practices of any Obligor; (i) any material notices given to or from any holder of Equity Interests of Borrower or Holdings LP; and (j) the filing of any notice pursuant to Rule 15c3-1(e), Rule 17a-5(f)(3) or Rule 17a-11 under the Securities Exchange Act with respect to Borrower. Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer on behalf of Borrower setting forth details of the occurrence referred to therein, and stating what action such Obligor proposes to take with respect thereto and at what time. Each notice of a Default or of an Event of Default shall describe with particularity any and all clauses or provisions of this Agreement or other Financing Agreement that have been breached or violated.

5.4            Preservation of Existence. Each Obligor shall: (a) preserve and maintain in full force and effect its partnership, corporate, limited liability company or other existence and good standing under the laws of its state or jurisdiction of formation or incorporation; (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business and except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (c) use reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it except where failure to do so would not reasonably be expected to result, in the aggregate, in a Material Adverse Effect; and (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.5            Maintenance of Property, Insurance. Each Obligor shall maintain and preserve all of its Property which is used or useful in its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and renewals and replacements thereof except where failure to do so would not reasonably be expected to result, in the aggregate, in a Material Adverse Effect. Each Obligor further shall maintain insurance with responsible and reputable insurance companies or associations with respect to its properties and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to Lender. All property policies are to be made payable to Lender in case of loss, under a standard noncontributory “lender” or “secured party” clause and are to contain such other provisions as Lender may require to fully protect its interest and to any payments to be made under such policies. Each Obligor shall make or cause to be made all necessary repairs or replacements of such Obligor’s property and equipment and any proceeds of insurance maintained by such Obligor shall, to the extent that such proceeds are paid to Lender, be paid by Lender to such Obligor as reimbursement for the costs of such repairs or replacements. All certificates of insurance are to be delivered to Lender and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of Lender and such other Persons as Lender may designate from time to time, and shall provide ten (10) days’ prior written notice before the effective date of cancellation if insurer cancels for non-payment of premium or for not less than thirty (30) days’ prior written notice to Lender of the exercise of any right of cancellation for any other reason. If any Obligor fails to maintain such insurance, Lender may arrange for such insurance, but at the Obligor’s expense and without any responsibility on Lender’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of a Default, Lender shall have the sole right, in its name or in the name of any Obligor, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies; provided that, unless otherwise applied toward the repayment of Liabilities, any amounts collected by Lender in connection with such insurance policies shall, at any time that Lender shall not have elected to terminate the Commitment and declare the Loans due and payable under Section 7.1, be remitted to the applicable Obligor.

5.6            Payment of Liabilities. Each Obligor shall pay, discharge and perform as the same shall become due and payable or required to be performed, all of their respective obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by Obligors; (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of the Lien and for which adequate reserves in accordance with GAAP are being maintained by any Obligor; (c) all Indebtedness, as and when due and payable, but subject to any restrictions contained in this Agreement or any instrument or agreement evidencing such Indebtedness; and (d) the performance of all obligations under any Contractual Obligation to which any Obligor is bound, or to which they or any of their respective Properties are subject, except, in the case of subclauses (a) though (d) of this Section 5.6, where the failure to so pay, discharge and perform such obligations and liabilities would not reasonably be expected to result, in the aggregate, in a Material Adverse Effect.

5.7            Compliance with Laws. Obligors shall each comply, in all material respects, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, including, but not limited to, anti-money laundering laws and requirements of the Bank Secrecy Act, except (a) such as may be contested in good faith by appropriate proceedings diligently prosecuted without risk of loss of any material portion of the Obligor’s Property, (b) as to which a bona fide dispute exists, (c) for which appropriate reserves have been established on any Obligor’s financial statements, or (d) where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.8            Inspection of Property and Books and Records.

Obligors shall each maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Obligor. Obligors shall each permit representatives and independent contractors of Lender to visit and inspect any of their respective Properties, to examine their respective organizational, corporate, limited liability company or partnership, as applicable, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired. Without limiting the foregoing, Lender may conduct a third-party audit of Obligors at Obligors’ reasonable cost, provided that such audit shall occur not more than once each year other than during the existence of a Default or Event of Default.

5.9            Use of Proceeds.  Borrower shall use the proceeds of the Loans for working capital and general liquidity of the Borrower but not directly or indirectly for “buying,” “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect in any manner which violates or would cause Lender to violate the provisions of the Regulations of the Federal Reserve Board.

5.10            Further Assurances; Subsidiary Guaranties.

(a)            Obligors shall ensure that all written information, exhibits, schedules and reports furnished to Lender do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to Lender and correct any defect or error that may be discovered therein or in any Financing Agreement or in the execution, acknowledgment or recordation thereof. Promptly upon request by Lender, Obligors shall take such additional actions as Lender may reasonably require from time to time in order to effectuate this Agreement or any other Financing Agreement.

(b)            Without in any way limiting Section 5.3(g) or Section 6.13, Borrower shall deliver to Lender the Governing Documents of each domestic Subsidiary of the Borrower not party to this Agreement and, upon written request, shall execute and deliver to Lender promptly (and in any event within fifteen (15) days) a Guaranty substantially in form of the Guaranty executed and delivered by each Guarantor, together with such other documents requested by Lender, in order to cause such Subsidiary to become bound by all of the terms, covenants and agreements contained in the Financing Agreements, in each case as determined by Lender in its reasonable discretion.

5.11            Depository and Other Accounts. Subject to, and as permitted by, the provisions below in this Section 5.11, no later than ninety (90) days after the Closing Date, Obligors shall each at all times maintain their primary deposit accounts at Lender.  No Obligor shall maintain any other deposit, investment, securities, custodial or other account of any kind whatsoever with any bank, brokerage house or financial institution other than Lender, except for (i) those existing accounts set forth on Schedule 4.18 (for a period of ninety (90) days after Closing Date), (ii)  Obligors’ clearing brokerage accounts entered into in the Ordinary Course of Business and (iii) custody and prime brokerage accounts with lenders providing Indebtedness of the type permitted by Section 6.2(b).  The below table includes Affiliates of Obligors that shall be permitted to maintain the below referenced TD Bank NA accounts, provided Borrower shall cause each such Affiliate to obtain a deposit account control agreement in favor of Lender covering each such account, and provided further that a maximum of $250,000 in the aggregate may be held on deposit in such accounts at any time and the applicable Obligor shall cause any amounts in excess of $250,000 in the aggregate to be transferred to a deposit account maintained with Lender within three (3) Business Days of the aggregate deposit account balance exceeding $250,000.

Account Name	Account Number
Cohen & Company Financial Management	xxxxx3574
Alesco Financial Trust	xxxxx4390

5.12            Anti-Terrorism Laws. Each Obligor shall (a) ensure that no Person that directly or indirectly owns a controlling interest in or otherwise controls such Obligor is or shall be listed in any of the listings described in Section 4.16, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or order relating thereto or the Executive Order and (c) comply in all material respects and cause each of its Subsidiaries to comply in all material respects with all applicable Bank Secrecy Act laws and regulations.

6.            NEGATIVE COVENANTS.

6.1            Encumbrances. Each of Borrower and Holdings LP, jointly and severally, covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, Borrower and Holdings LP shall not directly or indirectly, create, incur, assume or suffer to exist any Lien on any of its assets other than the following (collectively, “Permitted Liens”):

(a)            Liens in favor of Lender;

(b)            Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP;

(c)            statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than forty-five (45) days or which are being contested in good faith by appropriate proceedings; provided that a reserve or other appropriate provision shall have been made therefor and the aggregate amount of such Liens is less than $500,000;

(d)            pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation (other than any Lien imposed by ERISA) and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in an aggregate amount not to exceed $3,000,000;

(e)            Liens on amounts deposited to secure Borrower’s obligations in connection with the making or entering into of bids, tenders, or leases in the Ordinary Course of Business and not in connection with the borrowing of money;

(f)            easements, rights of way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(g)            Liens arising in the Ordinary Course of Business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary;

(h)            any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority;

(i)            restrictions on transfers of securities imposed by applicable Securities Laws;

(j)            Liens arising out of judgments or awards not resulting in a Default; provided that Borrower shall in good faith be prosecuting an appeal or proceedings for review;

(k)            any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by Borrower in the Ordinary Course of Business and covering only the assets so leased, licensed or subleased;

(l)            assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(m)            those existing Liens set forth on Schedule 6.1;

(n)            any liens arising out of or incurred in connection with any of the transactions which are permitted under Section 6.2(j).

Neither Borrower nor Holdings LP shall permit the filing of any financing statement naming such Obligor as debtor, except for financing statements filed with respect to Liens expressly permitted by this Agreement.

6.2            Indebtedness. Each of Borrower and Holdings LP, jointly and severally, covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, Borrower and Holdings LP shall not directly or indirectly incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, other than any of the following:

(a)            the Liabilities;

(b)            so long as no Default or Event of Default exists or would occur as a result thereof, Indebtedness to Pershing LLC or other securities lenders under customary short-term repurchase agreements entered into in the Ordinary Course of Business; provided, that Borrower provides, as part of the compliance certificate required to be delivered pursuant to Section 5.2(a), an updated Schedule 4.18 setting forth all accounts relating to any short-term repurchase arrangements in existence as of the date of such compliance certificate;

(c)            Indebtedness (including any undrawn amounts available under any document representing such Indebtedness) existing as of the Closing Date as referred to in the financial statements referenced in Section 4.10 or set forth specifically in Schedule 6.2, and any renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension and the terms of any such renewal, refinancing or extension are not materially less favorable to the obligor thereunder;

(d)            Indebtedness of Borrower and its Subsidiaries incurred after the Closing Date consisting of Indebtedness or any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP incurred to provide all or a portion of the purchase price or cost of construction of an asset; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be renewed, refinanced or extended for a principal amount in excess of the principal balance outstanding thereon at the time of such renewal, refinancing or extension; and (iii) the total amount of all such Indebtedness shall not exceed $1,000,000 at any time outstanding;

(e)            Unsecured intercompany Indebtedness of Borrower payable to any of the other Obligors; provided, that, the total amount of all such Indebtedness shall not exceed the Additional Loan and Investment Cap (inclusive of any amounts advanced as contemplated by Sections 6.5(g));

(f)            Unsecured Indebtedness of a Person existing at the time such Person becomes a Subsidiary of Borrower in a transaction permitted hereunder in an aggregate principal amount not to exceed $1,000,000 for all such Persons; provided, that any such Indebtedness was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of Borrower;

(g)            Contingent Obligations in respect of Indebtedness of Borrower to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 6.2;

(h)            Bank Product Liabilities

(i)            All Rate Contracts and Hedging Obligations entered into in the Ordinary Course of Business;

(j)            margin payable to clearing agents and brokers, the BONY Credit Agreement, nonrecourse warehouse indebtedness, unsettled trade payables to clearing agents and brokers, trading securities sold and not yet purchased, and securities sold under agreement to repurchase; and

(k)            any Indebtedness in accordance with the terms and conditions of the FINRA Loan Facility.

Notwithstanding anything to the contrary contained herein, except as otherwise permitted by this Agreement, neither Borrower nor Holdings LP shall pay any obligations or indebtedness before the same is due. For the avoidance of doubt, Schedule 6.2 may not be updated without Lender’s prior written consent.

6.3            Disposition of Assets. Borrower and Holdings LP, jointly and severally, each covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, it shall not directly or indirectly, sell, assign, license, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any of Borrower’s Property or enter into any agreement to do any of the foregoing, provided, that: (a) the Borrower may dispose of investment property, securities, securities entitlements or financial assets in the Ordinary Course of Business; (b) the Borrower may dispose of other Property so long as (i) the Borrower has provided to Lender not less than one (1) Business Day prior to the proposed date of such disposition notice of such proposed disposition and the estimated Net Proceeds thereof, (ii) such disposition is made for fair market value, (iii) at the time of such disposition and after giving effect thereto, no Default shall exist or shall result therefrom, and (iv) the aggregate proceeds from such disposition shall be paid in cash; and (c) the Borrower may sell, assign, license, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any of Borrower’s Property or enter into any agreement to do any of the foregoing as permitted under Section 6.9.

6.4            Consolidations, Conversions and Mergers. Borrower and Holdings LP, jointly and severally, each covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, it shall not directly or indirectly, convert its status as a type of Person (e.g., corporation, limited liability company, partnership) or the jurisdiction in which it is organized, formed or created, or merge, consolidate with or into any Person.

6.5            Loans and Investments. Borrower covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, it shall not directly or indirectly, do any of the following: (a) other than in the Ordinary Course of Business, purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary or enter into any joint ventures, or (b) make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including by way of merger, consolidation or other combination, or (c) make or commit to make any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person including any Affiliate of Borrower (the items described in clauses (a), (b) and (c) are referred to as “Investments”), except for:

(a)            Investments in cash and Cash Equivalents;

(b)            Rate Contracts permitted by Section 6.2 of this Agreement;

(c)            existing Indebtedness set forth on Schedule 6.2 and any renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension and the terms of any such renewal, refinancing or extension are not materially less favorable to the obligor thereunder;

(d)            receivables owing to the Obligors or any of their Subsidiaries or any receivables, advances and payments to suppliers, in each case if created, acquired or made in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms;

(e)            loans and advances (excluding customary reimbursement expenses in the Ordinary Course of Business) to officers, directors and employees in an aggregate amount not to exceed $600,000 at any time outstanding; provided that such loans and advances shall comply with all applicable requirements of any applicable laws (including the Sarbanes-Oxley Act);

(f)            loans or investments (including debt obligations) in an aggregate amount outstanding at any time not to exceed $1,000,000 received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the Ordinary Course of Business;

(g)            additional loan advances and/or investments of a nature not contemplated by the foregoing clauses hereof; provided, that the sum of such loans, advances and/or investments contemplated by this Section 6.5(g), Section 6.5(h), Section 6.2(e) and Section 6.2(f), in the aggregate, shall not at any time exceed $10,000,000, and the sum of any new or additional loans, advances and/or investments made from or after the Closing Date, in the aggregate, shall not exceed $3,000,000 (the “Additional Loan and Investment Cap”);

(h)            any creation of or investment in any Consolidated Subsidiary; provided that any investments in a Consolidated Subsidiary shall be included in and governed by the Additional Loan and Investment Cap, and Borrower or Holdings LP shall give the Lender written notice of the creation of any Consolidated Subsidiary no later than ten (10) days after formation together with copies of its Governing Documents and such other documentation as Lender may reasonably request; and

(i)            without duplication, investments constituting Indebtedness permitted under Section 6.2.

6.6            Transactions with Affiliates. Borrower covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, it shall not directly or indirectly, enter into any transaction with, or pay any compensation or other amounts to, any Affiliate of Borrower or any Affiliate of any Subsidiary of Borrower, other than (i) payments expressly permitted pursuant to Section 6.15, (ii) transactions on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than such Affiliate, (iii) as specifically described on Schedule 6.6 and (iv) transactions permitted under Article 6.

6.7            Use of Proceeds. Borrower covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, it shall not directly or indirectly, use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of Borrower or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

6.8            Contingent Obligations. Each Obligor, jointly and severally with each other Obligor, covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, such Obligor shall not directly or indirectly, create, incur, assume or suffer to exist any Contingent Obligations other than (a) in the Ordinary Course of Business, (b) in respect of the Liabilities, (c) guaranties in favor of Lender, (d) those Contingent Obligations set forth on Schedule 6.8, and (e) Contingent Obligations of Indebtedness permitted under Section 6.2.

6.9            Restricted Payments. Borrower and Holdings LP, jointly and severally, each covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, it shall not directly or indirectly, except as set forth in Schedule 6.9, do any of the following: (a) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its Equity Interests, partnership interests, membership interests or other Equity Interests (including warrants), or (b) purchase, redeem or otherwise acquire for value any of its partnership interests, membership interests or other Equity Interests or any warrants, rights or options to acquire such Equity Interests or securities now or hereafter outstanding; provided, that, with respect to payments made under either clauses (a) or (b) of this Section 6.9, Borrower or Holdings LP, as the case may be, may make any such payment so long as no Default or Event of Default exist before such payment or would occur after giving effect thereto.

6.10            Change in Business. Borrower and Holdings LP, jointly and severally, each covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, it shall not directly or indirectly, except as set forth in Schedule 6.10, engage in any line of business substantially different from those lines of business carried on by Borrower and Holdings LP, as the case may be, on the date hereof.

6.11            Change in Structure. Each Obligor, jointly and severally with each other Obligor, covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, such Obligor shall not directly or indirectly, except as set forth on Schedule 6.11, amend any of its Governing Documents or make any changes in its equity capital structure (including in the terms of its outstanding Equity Interests), in each case as to (i) Borrower and/or Holdings LP without Lender’s prior written consent which consent shall not be unreasonably withheld or delayed, and (ii) each other Obligor to the extent such amendment or change results in a material adverse effect on Lender’s rights or remedies under any Financing Agreement or the credit worthiness of such Obligor as determined by Lender in its reasonable lending judgment.

6.12            Accounting Changes; Fiscal Year. Each Obligor, jointly and severally with each other Obligor, covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, such Obligor shall not directly or indirectly, make any material change in accounting treatment or reporting practices (except as required by GAAP), or change its Fiscal Year.

6.13            Subsidiaries. Borrower and Holdings LP, jointly and severally, each covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, Borrower and Holdings LP shall not directly or indirectly, form, acquire or permit to exist any Subsidiaries without Lender’s prior written consent which consent shall not be unreasonably withheld or delayed; provided, that Borrower shall be permitted to create or invest in any Consolidated Subsidiary in accordance with the terms and conditions of Sections 6.5(g) and 6.5(h).

6.14        Limits on Restrictive Agreements. Borrower and Holdings LP, jointly and severally, each covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, it shall not directly or indirectly, enter into, become subject to, amend, modify or waive any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of Borrower, Holdings LP or any of their respective Subsidiaries to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, Borrower, Holdings LP or any of their respective Subsidiaries, as the case may be, or (b) any such Person’s right to perform any of the provisions of any of the Financing Agreements, as applicable.

6.15        Management and Consulting Arrangements. Borrower and Holdings LP, jointly and severally, each covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, it shall not directly or indirectly, except as set forth on Schedule 6.15, enter into any management or consulting arrangement with any Affiliate of Borrower, Holdings LP or any Subsidiary Borrower or Holdings LP or any holder of Indebtedness of Borrower and/or Holdings LP, or pay or accrue any management, consulting or similar fees to any Affiliate of Borrower or Holdings LP, or any Affiliate of any Subsidiary of Borrower or Holdings LLP; provided, that upon the occurrence or during the continuance of a Default or Event of Default, neither Borrower nor Holdings LP shall make payments under any of the agreements set forth on Schedule 6.15.

6.16        Financial Covenants. Borrower covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, it shall not directly or indirectly:

(a)          Minimum Tangible Net Worth. Permit Tangible Net Worth of Borrower to be less than (i) Eighty Eight Million Dollars ($88,000,000) on the Closing Date; (ii) Eighty Million Dollars ($80,000,000) at any time on the day after the Closing Date through and including December 30, 2021, and (ii) Eighty Five Million Dollars ($85,000,000) from December 31, 2021, or at any time thereafter; provided, that Borrower further shall comply with the requirements under Section 6.17(c), as and when applicable.

(b)          Excess Net Capital. Permit Excess Net Capital to be less than Forty Million Dollars ($40,000,000) at any time.

6.17        Repayment of Third Party Debt.

(a)          Other than as provided in Section 6.17(b) and Section 6.17(c), each Obligor, jointly and severally, covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, neither Borrower nor Holdings LP shall, directly or indirectly, make or contribute to any principal payments, in full or in part, under or with respect to the Third Party Debt.

(b)          Subject to Section 6.17(c), Parent and Operating LLC, collectively, may make or contribute the following (the “Permitted Third Party Debt Payments”): (i)(A) up to Five Hundred Thousand Dollars ($500,000) in the aggregate in principal payments under or with respect to the Third Party Debt during the period from the Closing Date through December 31, 2020; provided, however, that Parent and the Operating LLC shall be permitted to repay the Indebtedness under the DGC Investment Agreement prior to the Closing Date and such repayment shall be in addition to such Five Hundred Thousand Dollars ($500,000) limitation, and (B) beginning January 1, 2021 and thereafter through the Termination Date, up to Five Million Dollars ($5,000,000) in the aggregate in principal payments under or with respect to the Third Party Debt during the most recent twelve (12) month period and applicable calendar year (i.e. the limitation applies to both periods and therefore must pass both tests); and (ii) principal payment in any amount provided that such payment is funded by cash held or cash flow generated from entity or asset sales of Affiliates of Operating LLC other than Borrower.

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(c)          Permitted Third Party Debt Payments made pursuant to Section 6.17(b) shall be subject to the following additional restrictions: (i) Borrower or the applicable Obligor permitted to make such payment shall provide at least five (5) Business Days prior written notice to Lender its intent to make such payment with all material details relating to the anticipated payment as reasonably requested by Lender; (ii) if the anticipated payment relates to the payment of any dividend by Borrower, on the date such payment is made, and immediately after making such payment, there shall be no Loans outstanding under this Agreement; (iii) Borrower’s net income during the most recent twelve (12) month period shall be equal to or greater than the amount of the principal repayment during that same period; and (iv) prior to making any such payment, Borrower shall provide to Lender a fully and properly completed compliance certificate in the form of Exhibit B, certified on behalf of Borrower by a Responsible Officer, reflecting Borrower’s compliance with the minimum Tangible Net Worth covenant both before making such payment and after giving effect to such payment.

(d)          Notwithstanding anything to the contrary contained in this Section 6.17, upon the occurrence and during the continuance of a Default or Event of Default, neither Parent nor Operating LLC shall make or contribute any principal payments under or with respect to the Third Party Debt without Lender’s prior written consent.

7.            DEFAULT, RIGHTS AND REMEDIES OF LENDER.

7.1          Defaults. If any one or more of the following events (each, a “Default”) shall occur:

(a)          Borrower fails to pay any principal or interest on any Loan when such principal or interest is due or are declared due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

(b)          except as set forth in Section 7.1(a), Borrower fails to pay any other Liabilities when such Liabilities are due or are declared due (whether by the scheduled due date thereof, required prepayment, demand or otherwise) and such failure shall continue unremedied for three (3) Business Days;

(c)          any Obligor, as applicable, fails or neglects to perform, keep or observe any of its covenants, conditions or agreements contained in Sections 5.1, 5.2, 5.3, 5.4(a) and 5.10 and, with respect to Borrower, Article 6;

(d)          except as set forth in Section 7.1(d) or Section 7.1(d), any Obligor fails or neglects to perform, keep or observe any of its covenants, conditions or agreements contained in any of the Financing Agreements and such breach or failure to comply is not cured within ten (10) days of its occurrence;

(e)          any warranty or representation now or hereafter made by any Obligor is untrue or incorrect in any material respect when made, or any schedule, certificate, written statement, report, financial data, written notice, or writing furnished at any time by any Obligor to Lender is untrue or incorrect in any material respect on the date as of which the facts set forth therein are stated or certified or any of the foregoing omits to state a fact necessary to make the statements therein contained not misleading in any material respect;

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(f)           a judgment or order (except for judgments which are not a Lien on personal Property and which are being contested by such Person in good faith) shall be rendered against any Obligor and such judgment or order shall remain unsatisfied or undischarged and in effect, or is not bonded pending appeal, for thirty (30) consecutive days without a stay of enforcement or execution, provided, that this Section 7.1(f) shall not apply (i) to any judgment for which such Obligor is fully insured (except for normal deductibles in connection therewith) and with respect to which the insurer has assumed the defense and is not defending under reservation of right and with respect to which Lender reasonably believes the insurer will pay the full amount thereof (except for normal deductibles in connection therewith) or (ii) to the extent that the aggregate amount of all such judgments and orders does not exceed $500,000;

(g)          a notice of Lien, levy or assessment is filed or recorded with respect to all or a substantial part of the assets of any Obligor by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency, or any taxes or debts owing at any time or times hereafter to any one or more of them become a Lien upon all or a substantial part of the Obligor’s Property, and (i) such Lien, levy or assessment is not discharged or released or the enforcement thereof is not stayed within 30 days of the notice or attachment thereof, or (ii) if the enforcement thereof is stayed, such stay shall cease to be in effect, provided, that this Section 7.1(g) shall not apply to any Permitted Liens;

(h)          all or any part of the Borrower’s Property is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and on or before the thirtieth (30th) day thereafter such assets are not returned to and/or such writ, distress warrant or levy is not dismissed, stayed or lifted and if the amount of such Property, together with any other such Property that is so attached, seized, subjected to writ or distress warrant or levied upon, exceeds $750,000 at any time;

(i)           a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed (i) against any Obligor and an adjudication or appointment is made or order for relief is entered, or such proceeding remains undismissed for a period in excess of sixty (60) days, so long as such Obligor promptly commences (in any event no later than thirty (30) days after commencement of the action) and thereafter diligently seeks dismissal thereof in good faith, or (ii) by any Obligor; any Obligor makes an assignment for the benefit of creditors; any Obligor voluntarily or involuntarily dissolves or is dissolved, or terminates or is terminated; any Obligor takes any corporate, limited liability company or partnership, as applicable, action to authorize any of the foregoing; or any Obligor becomes insolvent or fails generally to pay its debts as they become due;

(j)           any Obligor is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business affairs;

(k)          a breach, which would reasonably be expected to have a Material Adverse Effect, by any Obligor shall occur under any agreement, document or instrument (other than an agreement, document or instrument evidencing the lending of money), whether heretofore, now or hereafter existing between any other Person and any Obligor, and such breach continues unwaived for more than thirty (30) days after such breach first occurs, provided, that such grace period shall not apply, and a Default shall be deemed to have occurred promptly upon such breach, if such breach cannot, in Lender’s reasonable determination, be cured by such Obligor during such thirty (30) day grace period;

(l)           as to more than $500,000 in Indebtedness of Borrower in the aggregate at any time (i) Borrower shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any such Indebtedness and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (ii) any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required payment) prior to the stated maturity thereof;

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(m)         the death, liquidation or dissolution of any Guarantor or any Guarantor shall, or shall attempt to, terminate or revoke any of its obligations under a Guaranty or breach any of the terms of such Guaranty, or any Person executing a fidelity guaranty in favor of Lender in connection with the Liabilities shall, or shall attempt to, terminate or revoke such guaranty;

(n)          a material adverse change shall occur (i) in the operations, business, properties or condition (financial or otherwise) of Borrower or Holdings LP, or (ii) which materially impairs the ability of Borrower or Holdings LP to perform its respective obligations under this Agreement and the other Financing Agreements, in each case as determined by Lender in its reasonable discretion;

(o)          a Change in Control shall occur;

(p)          the occurrence of any material breach, default or event of default under any note, credit agreement, loan agreement, security agreement or any other instrument or agreement between Lender or any of its Affiliates and any Obligor;

(q)          the occurrence of any breach, default or event of default under or with respect to the (i) BONY Credit Agreement, (ii) any Indebtedness set forth on Schedule 6.2 or (iii) any Third Party Debt; and

(r)           Borrower shall (i) cease to be exempt from registration under the Company Act; (ii) fail to remain in good standing and/or a member of FINRA or FICC; or (Iii) fail to maintain such net capital as is required pursuant to Rule 15c3-1 under the Securities Exchange Act or a material inadequacy shall exist with respect to Borrower pursuant to Rule 17a-11(e) under the Securities Exchange Act;

then

(i)            When any Default exists (i.e., has occurred and is continuing) other than that described in Section 7.1(i), Lender may (A) terminate the Commitment and any other obligations of Lender hereunder on the date stated in such notice (which may be the date thereof); and (B) declare all or any part the Loans and all other Liabilities to be forthwith due and payable and thereupon the Loans and other Liabilities shall become immediately due and payable (in whole or in part, as applicable) without further demand, presentment, protest or notice of any kind; or

(ii)            When any Default described in Section 7.1(i) exists (i.e., has occurred and is continuing), all outstanding Liabilities shall immediately become due and payable without presentment, demand, protest or notice of any kind and the Commitment and any other obligations of Lender to extend credit pursuant to any of the terms hereof shall immediately terminate.

7.2          Rights and Remedies Generally. If a Default shall have occurred and be continuing, Lender may, without any other notice to or demand upon either Obligor, exercise any rights and remedies under the Financing Documents or at law or equity, including all remedies provided under the Uniform Commercial Code. All such rights and remedies shall be cumulative, and non-exclusive, to the extent permitted by law.

7.3         Waiver of Demand. Demand, presentment, protest and notice of nonpayment are hereby waived by Obligors. Each Obligor also waives the benefit of all valuation, appraisal and exemption laws.

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7.4          Expenses. Each Obligor, jointly and severally, agrees to pay to Lender, and any other holder of any Loans outstanding hereunder, all costs and expense reasonably incurred or paid by Lender or any such holder, including reasonable attorneys’ fees and court costs, in connection with any Event of Default or Default by any Obligor hereunder or in connection with the enforcement of any of the Financing Agreements upon the occurrence of the same (including all such costs and expenses incurred in connection with any proceeding under the Bankruptcy Code involving an Obligor as a debtor thereunder).

8.            Miscellaneous.

8.1          No Waiver, Cumulative Remedies. No delay or failure on the part of Lender or on the part of the holder or holders of any of the Liabilities in the exercise of any power or right under any Financing Agreement shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of Lender and of the holder or holders of any of the Liabilities are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have. Lender’s failure, at any time or times hereafter, to require strict performance by any Obligor of any provision of this Agreement or any Financing Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of a Default or Event of Default under this Agreement or any of the other Financing Agreements shall not suspend, waive or affect any other Default or Event of Default under this Agreement or any of the other Financing Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of each Obligor contained in this Agreement or any of the other Financing Agreements and no Default or Event of Default under this Agreement or any of the other Financing Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing signed by an officer of Lender as required hereunder, and directed to Obligors specifying such suspension or waiver. All Defaults shall continue until the same are waived by Lender in accordance with the preceding sentence.

8.2          Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

8.3          Documentary Taxes. Obligors, jointly and severally, agree to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Financing Agreement, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

8.4          Survival of Representations. All representations and warranties made herein or in any other Financing Agreement or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Financing Agreements, and shall continue in full force and effect with respect to the date as of which they were made as long as Lender has any Commitment hereunder or any Liabilities remain unpaid hereunder.

8.5          Survival of Indemnities. All indemnities and other provisions relative to reimbursement to Lender of amounts sufficient to protect the yield of Lender with respect to the Loans, including, but not limited to, Sections 2.10, 8.4 and 8.10, shall survive the termination of this Agreement and the other Financing Agreements and the payment of the Liabilities.

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8.6          Notices; Effectiveness; Electronic Communication.

(a)          Notices Generally. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) when sent after receipt of confirmation or answerback if sent by telecopy, or other similar facsimile transmission, (ii) one (1) Business Day after deposited with a reputable overnight courier with all charges prepaid, or (iii) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

If to any Obligor, at:

J.V.B. Financial Group, LLC

Cira Center

2929 Arch Street, Suite 1703

Philadelphia, Pennsylvania 19104

Attn: Joseph W. Pooler, Jr.

Email: JPooler@cohenandcompany.com

Fax: (215) 701-8279

With a copy to:

Duane Morris LLP

30 South 17th Street

Philadelphia, Pennsylvania 19103

Attn: Darrick M. Mix

Email: DMix@duanemorris.com

Fax: (215) 405-2906

If to Lender, at:

Byline Bank

180 N. LaSalle Street, 18th Floor

Chicago, Illinois 60601

Attn: Scott A. Mier

Fax: (773) 843-7832

Email: smier@bylinebank.com

With a copy to:

Saul Ewing Arnstein & Lehr LLP

161 N. Clark Street, Suite 4200

Chicago, Illinois 60601

Attention: Erik L. Kantz

Email: erik.kantz@saul.com

Fax: (312) 876-6211

(b)          Electronic Communications. Lender and Obligors may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications.

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Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor. In no event shall Lender or any of its respective Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives have any liability to any Obligor or any other Person or entity for damages of any kind, including any direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Obligor’s delivery of any notices, requests, financial statements, financial and other reports, certificates or other information, materials or communications through the internet, except to the extent the liability of Lender is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such party’s gross negligence or willful misconduct.

(c)          Change of Notice Address. Any party hereto may change its information for notices and other communications hereunder by notice to the other parties hereto.

8.7          Successors and Assigns; Assignments and Participations. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor assign or otherwise transfer any of its rights or obligations under any Financing Agreement without the prior written consent of Lender (and any other attempted assignment or transfer by any party hereto shall be null and void). Lender may assign and/or otherwise transfer any or all of its rights or obligations hereunder and may sell one or more participations in the Loans, in each case, only with the prior written consent of Borrower (which consent shall not be unreasonably withheld) unless a Default then exists (i.e., has occurred and is continuing), in which case such prior written consent of Borrower shall not be required. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and participants (each, a “Participant”) and Related Parties of Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

8.8          Amendments. Any provision of this Agreement or the other Financing Agreements may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and Lender.

8.9          Heading. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

8.10        Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses. The Obligors, jointly and severally, shall pay (i) all reasonable out-of-pocket expenses incurred by Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel and paralegals for Lender, whether such counsel and paralegals are employees of Lender or are separately engaged by Lender), in connection with the analysis, preparation, negotiation, documentation, execution, delivery and administration of this Agreement and the other Financing Agreements, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by Lender (including only the reasonable fees, charges and disbursements of any counsel for Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Financing Agreements, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

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(b)          Indemnification by the Obligors. The Obligors, jointly and severally, shall indemnify Lender, and each Related Party of Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties, actions, judgments, and suits of any kind or nature and any and all related costs, expenses and disbursements (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including securities, environmental and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise) by any third party or by any Obligor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Financing Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby in any manner relating to or arising out of the Liabilities, this Agreement or any of the other Financing Agreements, or any act, event or transaction related or attendant thereto, the agreements of Lender contained herein, the making of the Loans, the incurrence of any Liabilities, the management of the Loans, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by any Obligor, or any environmental claim related in any way to the any Obligor, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Obligor, and regardless of whether any Indemnitee is a party thereto, provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)          Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Lender, on the one hand, and Obligors, on the other hand, shall not assert, and each hereby waives, any claim against any the other, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No party hereto shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Agreements or the transactions contemplated hereby or thereby.

(d)          Payments. All amounts due under this Section shall be payable after demand therefor.

(e)          Survival. The obligations of the Obligors under this Section shall survive the termination of this Agreement.

8.11        Set-off. Each Obligor agrees that Lender and its Affiliates have all rights of set-off and banker’s lien provided by applicable law (provided Lender shall only be entitled to exercise such rights upon the occurrence of an Event of Default). In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, Lender and each subsequent holder of the Loans or any Liabilities is hereby authorized by the Obligors at any time or from time to time, without notice to the Obligors or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of any Obligor, whether or not matured, against and on account of the Liabilities of the Obligors to that Lender or that subsequent holder under the Financing Agreements, including, but not limited to, all claims of any nature or description arising out of or connected with the Financing Agreements, irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Note and other amounts due hereunder shall have become due and payable pursuant to Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

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8.12        Governing Law; Jurisdiction; Service; CONFESSION OF JUDGMENT.

(a)          Governing Law. This Agreement and the other Financing Agreements and any claims, controversy or dispute arising out of or relating to this Agreement or any other Financing Agreement (except, as to any other Financing Agreement, as expressly set forth therein) shall be governed by, and construed in accordance with, the law of the State of Illinois.

(b)          EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SECTION 8.12(c), LENDER AND EACH OBLIGOR AGREES THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, AND LENDER AND EACH OBLIGOR WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, BUT LENDER AND EACH OBLIGOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, ILLINOIS. EACH OBLIGOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

(c)          OTHER JURISDICTIONS. EACH OBLIGOR AGREES THAT LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH OBLIGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF LENDER. EACH OBLIGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIM IN ANY PROCEEDING BROUGHT BY LENDER TO REALIZE ON PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH OBLIGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH LENDER HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SECTION 8.12(c).

(d)          SERVICE OF PROCESS. EACH OBLIGOR AND LENDER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE COURTS REFERRED TO IN SECTION 8.12 HEREOF IN ANY SUCH ACTION OR PROCEEDING BY MAILING COPIES OF SUCH SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID TO EACH OBLIGOR AT ITS ADDRESS SET FORTH IN SECTION 8.6. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW BUT ANY FAILURE TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.

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(e)          CONFESSION OF JUDGMENT. EACH OBLIGOR IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY-AT-LAW, INCLUDING, WITHOUT LIMITATION, LENDERS’ COUNSEL, TO APPEAR IN ANY COURT OF RECORD AND TO CONFESS JUDGMENT AGAINST THE OBLIGORS FOR THE UNPAID AMOUNT OF THE LOANS AND OBLIGATIONS UNDER THIS AGREEMENT AS EVIDENCED BY AN AFFIDAVIT SIGNED BY AN OFFICER OF LENDER OR HOLDER(S) SETTING FORTH THE AMOUNT THEN DUE, ATTORNEYS’ FEES PLUS COSTS OF SUIT, AND TO RELEASE ALL ERRORS, AND WAIVE ALL RIGHTS OF APPEAL. IF A COPY OF THE NOTE, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN THE PROCEEDING, IT WILL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. EACH OBLIGOR WAIVES THE RIGHT TO ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO CONFESS JUDGMENT WILL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID; BUT THE POWER WILL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS LENDER OR HOLDER(S) MAY ELECT UNTIL ALL AMOUNTS OWING ON THE NOTE AND UNDER THIS AGREEMENT HAVE BEEN PAID IN FULL. EACH CREDIT PARTY HEREBY WAIVES AND RELEASES ANY AND ALL CLAIMS OR CAUSES OF ACTION WHICH IT MIGHT HAVE AGAINST ANY ATTORNEY, INCLUDING, WITHOUT LIMITATION, LENDERS’ COUNSEL, ACTING UNDER THE TERMS OF AUTHORITY WHICH THE OBLIGORS HAVE GRANTED HEREIN ARISING OUT OF OR CONNECTED WITH THE CONFESSION OF JUDGMENT.

8.13        Severability of Provisions. Any provision of any Financing Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Financing Agreements may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Financing Agreements are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Financing Agreements invalid or unenforceable.

8.14        Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Financing Agreement, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Financing Agreement (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Financing Agreement, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that Lender may have received hereunder shall, at the option of Lender, be (i) applied as a credit against the then outstanding principal amount of Liabilities under the Financing Agreements and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Financing Agreement shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Financing Agreements shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against Lender for any Damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Liabilities is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Liabilities shall remain at the Maximum Rate until Lender has received the amount of interest which Lender would have received during such period on the Borrower’s Liabilities had the rate of interest not been limited to the Maximum Rate during such period.

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8.15        Construction. The parties acknowledge and agree that the Financing Agreements shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Financing Agreements. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any other Financing Agreement, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in such other Financing Agreements.

8.16        USA Patriot Act. Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

8.17        Waiver of Jury Trial. Each of the Obligors and Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or any other Financing Agreement or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Financing Agreements by, among other things, the mutual waivers and certifications in this Section. A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

8.18        Treatment of Certain Information; Confidentiality. Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to and will keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Financing Agreement or any action or proceeding relating to this Agreement or any other Financing Agreement or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its partners, directors, officers, employees, managers, administrators, trustees, agents, advisors or other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Obligors and their obligations, this Agreement or payments hereunder, (g) with the consent of the Obligors or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Lender or any of its respective Affiliates on a nonconfidential basis from a source other than the Obligors. For purposes of this Section, “Information” means all information received from any Obligor or any of their Subsidiaries relating to the Obligors or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by any Obligor or any of their Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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8.19        Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Financing Agreements, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to Section 3, this Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

8.20        Application of Payments. Notwithstanding any contrary provision contained in this Agreement or in any of the other Financing Agreements, each Obligor hereby irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Lender from any Obligor, and each Obligor hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Liabilities in such manner as Lender may deem advisable notwithstanding any entry by Lender upon any of its books and records.

8.21        Continuing Effect. This Agreement and all of the other Financing Agreements shall continue in full force and effect so long as any Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall be owed to Lender, and (even if there shall be no Liabilities outstanding) so long as this Agreement has not been terminated as provided in Section 2.5.

8.22        Equitable Relief. Each Obligor recognizes that, in the event such Obligor fails to cooperate with Lender upon the exercise of remedies hereunder, any remedy of law may prove to be inadequate relief to Lender.  Therefore, each Obligor agrees that upon a Default and the exercise of remedies hereunder, Lender shall be entitled to temporary and permanent injunctive relief with respect to any such remedies in any such case without the necessity of proving actual damages and the granting of any such relief shall not preclude Lender from pursuing any other relief or remedies for such breach.

8.23        Eligible Contract Participant Savings Clause. Notwithstanding anything herein or in any Financing Agreement to the contrary, the obligations of an Obligor to Lender under this Agreement and the other Financing Agreements shall not include any obligation to pay or perform the obligations of another Person under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act if and only to the extent that the guarantee of such Obligor of, or the grant by such Obligor of a security interest to secure, such obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Obligor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Obligor or the grant of such security interest becomes effective with respect to such obligation.

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IN WITNESS WHEREOF, this Loan Agreement has been duly executed as of the day and year first above written.

Borrower:

J.V.B. FINANCIAL GROUP, LLC By: J.V.B. Financial Group Holdings, LP, its Member By: C&Co/PrinceRidge Partners LLC, its General Partner By: Cohen & Company, LLC, its Member

By:	/s/ Douglas Listman
Name:	Douglas Listman
Title:	Chief Financial Officer

Corporate Guarantors:

J.V.B. FINANCIAL GROUP HOLDINGS, LP By: C&Co/PrinceRidge Partners LLC, its General Partner By: Cohen & Company, LLC, its Member

By:	/s/ Joseph W. Pooler, Jr.
Name:	Joseph W. Pooler, Jr.
Title:	Executive Vice President and Chief Financial Officer

COHEN & COMPANY, LLC

By:	/s/ Joseph W. Pooler, Jr.
Name:	Joseph W. Pooler, Jr.
Title:	Executive Vice President and Chief Financial Officer

COHEN & COMPANY INC.

By:	/s/ Joseph W. Pooler, Jr.
Name:	Joseph W. Pooler, Jr.
Title:	Executive Vice President and Chief Financial Officer

C&CO:

C&CO/PRINCERIDGE PARTNERS LLC
By: Cohen & Company, LLC, its Member

By:	/s/ Joseph W. Pooler, Jr.
Name:	Joseph W. Pooler, Jr.
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Loan Agreement]

Lender:

BYLINE BANK

By:	/s/ Scott A Mier
Name:	Scott A. Mier
Title:	Senior Vice President

[Signature Page to Loan Agreement]

ANNEX I

Conditions to Initial Extension of Credit

The obligation of Lender to make the initial advance and each other advance on the Loans is subject to the following conditions:

1.           Documents. Lender shall have received on or before the Closing Date all of the following, in form and substance satisfactory to Lender and, where applicable, in sufficient counterparts, duly executed by all parties thereto:

a.            Loan Agreement. This Agreement, including all schedules thereto, executed by each Obligor in favor of Lender.

b.            Note. The Note, executed by Borrower in favor of Lender.

c.            Guaranties. Each Guaranty, executed by Parent, Holdings LP and Operating LLC in favor of Lender.

d.            Security Agreement. Security Agreement, including all schedules thereto, executed by Holdings LP in favor of Lender.

e.            Collateral Account. Agreements relating to the Collateral Account(s), executed by the appropriate Corporate Guarantor in favor of Lender.

f.            FINRA Loan Facility. All deliveries required under the FINRA Loan Facility.

g.            Officer Certificate; Resolutions; Incumbency. A certificate of Member, Manager or appropriate officer of Borrower certifying:

i.            the articles of organization, and all amendments thereto, certified, as of a recent date, by the Secretary of State of the State of Delaware, with a copy thereof attached to such certificate;

ii.           the operating agreement, and all amendments thereto, with a copy thereof attached to such certificate;

iii.          the names and true signatures of the officers of the Borrower authorized to execute, deliver and perform the Agreement and all other Financing Agreements to be delivered under the Agreement; and

iv.           a copy of the written consent of the member(s), manager(s) or other appropriate governing body of Borrower, approving and authorizing the execution, delivery and performance by Borrower of the Agreement and the other Financing Agreements to be executed or delivered by Borrower.

h.            Officer Certificate; Resolutions; Incumbency. A certificate of the General Partner, Member, Manager or appropriate officer of each Corporate Guarantor certifying:

i.            the certificate, articles of organization or articles of incorporation, and all amendments thereto, certified, as of a recent date, by the Secretary of State of the State of such entity’s formation or incorporation, with a copy thereof attached to such certificate;

ii.            the partnership agreement, operating agreement or bylaws, and all amendments thereto, with a copy thereof attached to such certificate;

iii.           the names and true signatures of the officers of the Corporate Guarantor authorized to execute, deliver and perform the Agreement and all other Financing Agreements to be delivered under the Agreement; and

iv.            a copy of the written consent of the general partner, member(s), manager(s), board of directors or other appropriate governing body of the Corporate Guarantor, approving and authorizing the execution, delivery and performance by the Corporate Guarantor of the Agreement, the Guaranty and the other Financing Agreements to be executed or delivered by it hereunder.

i.             Organization Documents and Good Standing. A good standing certificate, as of a recent date, for each Obligor from the Secretary of State of the state of organization and each state where such Obligor is qualified to do business as a foreign entity.

j.              Legal Opinion. An opinion of counsel to Obligors, addressed to Lender, in form and substance satisfactory to Lender.

k.             Money Transfer Instructions. Written money transfer instructions addressed to Lender and executed by Obligors, together with such other related money transfer authorizations as Lender may have requested.

l.              Insurance Certificates. Evidence of insurance coverage (including, but not limited to, comprehensive general liability, hazard, property and business interruption insurance) with respect to Obligors’ properties as required by Lender under the Agreement and the Security Agreement, in each case as provided herein and therein.

m.            Other Documents. The other documents listed on any document checklist and such other approvals, opinions, documents, agreement, instruments or materials as Lender may request.

2.             Additional Conditions. The satisfaction of the following additional conditions precedent on or before the Closing Date, in a manner, form and substance satisfactory to Lender:

a.              Payment of Fees. Obligors shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all attorneys’ fees and expenses of Lender, including, but not limited to, Lender’s commitment fee.

b.              Use of Proceeds. The Borrower shall use the proceeds of the Loans for working capital and general liquidity of the Borrower.

c.              Due Diligence. Evidence of completion to the satisfaction of Lender of such investigations, reviews and audits with respect to Obligors and the transactions contemplated by the Financing Agreements as Lender may deem appropriate.

d.              Tangible Net Worth at Closing. The Borrower shall have a Tangible Net Worth of at least Eighty Eight Million Dollars ($88,000,000) on the Closing Date.

Annex I, Pg. 2

e.           DGC Investment Agreement. The Indebtedness under the DGC Investment Agreement shall be repaid prior to the Closing Date.

f.            CBF Investment Agreement. The CBF Investment Agreement shall be amended to state that no put or call options may be exercised on the facilities prior to January 1, 2021, and that any principal repayment shall be subject to the conditions of Section 6.17 of this Agreement, in a form acceptable to the Lender.

g.            EBC Debt. The EBC Debt shall be extended to at least September 25, 2021.

h.            Financial Reports. Borrower shall have delivered its July, August and, if available, September 2020 Focus Reports, and Parent shall have filed its June 30, 2020 10-Q.

C.           Non-Waiver of Rights. By making the initial advance and each subsequent advance of the Loans, Lender does not thereby waive any breach of misrepresentation of any representation or warranty made by Obligor under the Agreement or under any other Financing Agreement and any claims and rights of Lender resulting from any such breach or misrepresentation by Obligor are specifically reserved by Lender.

Annex I, Pg. 3

EXHIBIT A

REVOLVING NOTE

$7,500,000.00	Chicago, Illinois October 28, 2020

FOR VALUE RECEIVED, the undersigned, J.V.B. FINANCIAL GROUP, LLC, a Delaware limited liability company (“Borrower”), hereby unconditionally promises to pay to the order of BYLINE BANK (“Lender”), on or before October 28, 2022, in accordance with the provisions of the Loan Agreement dated as of October 28, 2020, by and among Borrower, J.V.B. Financial Group Holdings, LP, a Delaware limited partnership, C&CO/PrinceRidge Partners LLC, a Delaware limited liability company, Cohen & Company, LLC, a Delaware limited liability company, Cohen & Company Inc., a Maryland corporation, and Lender (as amended, modified or supplemented from time to time, the “Loan Agreement”), in lawful money of the United States of America and in immediately available funds, the maximum sum available of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000.00) or such lesser sum outstanding from time to time as is indicated on the Lender’s records and in accordance with the terms and conditions of the Loan Agreement. All terms which are capitalized and used in this Note (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

Borrower further promises to pay at said office principal and interest on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Loan Agreement. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

If any payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Loan Agreement.

Notwithstanding any provision to the contrary contained herein or in the Loan Agreement, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Note (“Excess Interest”). Borrower will not be obligated to pay any Excess Interest and any Excess Interest that is paid or collected will be returned or credited to Borrower as provided under the Loan Agreement.

Upon the occurrence and during the continuance of a Default, or as otherwise provided in the Loan Agreement, this Note may, as provided in the Loan Agreement, and without prior demand, notice or legal process of any kind (except as otherwise expressly required in the Loan Agreement) (a) be declared, and thereupon immediately shall become, due and payable, or (b) become automatically due and payable. Without limiting the forgoing, this Note shall be immediately due and payable upon the Termination Date.

Borrower, and all endorsers and other persons obligated hereon, hereby waives presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment and agree to pay all costs of collection, including attorneys’ fees and expenses in accordance with the terms and conditions of the Loan Agreement.

This Note is secured by, and entitled to the benefits of, the Financing Agreements, including, but not limited to, one or more Guaranties and a Security Agreement executed by certain Guarantors from time to time. Reference is made to such Security Agreement for a statement concerning the collateral subject to such Security Agreement and terms and conditions governing the collateral security for the obligations of Borrower hereunder, and reference is made to such Guaranties for statements concerning the terms and conditions governing such guaranty of the obligations of Borrower hereunder.

This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Revolving Note has been executed as of the date first set forth above.

J.V.B. FINANCIAL GROUP, LLC

By:
Name:
Title:

EXHIBIT B

Form of Compliance Certificate

[__], 2020

Byline Bank

180 N. LaSalle Street, 3rd Floor

Chicago, Illinois 60601

Attention:                           Scott A. Mier

Electronic Mail:                 smier@bylinebank.com

Fax:                                    (773) 843-7832

Confirmation:                    (312) 396-4445

Ladies and Gentlemen:

The undersigned, J.V.B. FINANCIAL GROUP, LLC (“Borrower”), and each of the other Obligors under that certain Loan Agreement dated as of October 28, 2020 (as amended, modified or supplemented from time to time, the “Loan Agreement”), among Borrower, Obligors and Byline Bank (“Lender”), pursuant to Section 5.2(a) of the Loan Agreement, hereby deliver this Compliance Certificate. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

Borrower hereby certifies and warrants to Lender that the following is a true and complete computation for the Borrower of the following ratios and/or financial restrictions contained in Section 6.16 of the Loan Agreement (each of the line items to be computed in accordance with the provisions more particularly set forth in the Loan Agreement):

Covenant	Compliance Level	Actual
Section 6.16(a) Tangible Net Worth	[$88,000,000 / $80,000,000 / $85,000,000]	$_____________________
Section 6.16(b) Excess Net Capital	Minimum $40,000,000	$_____________________

Each Obligor further certifies to Lender that:

(a)           Schedule 4.5 attached hereto sets forth the updated status of any litigation required to be disclosed under Section 5.3(c) and/or Section 5.3(d) of the Loan Agreement

(b)           Schedule 4.18 attached hereto sets forth as of the date hereof all of such Obligor’s deposit and remittance accounts, as well as any other deposit, operating, prime brokerage, investment, custodial or accounts of any kind whatsoever currently maintained by Obligors, including, without limitation those described in Section 5.11 of the Loan Agreement.

(c)            Such Obligor is in compliance with Section 6.2 of the Loan Agreement and, without limiting the foregoing, has not incurred, created, assumed, become liable in any manner with respect to, or permitted to exist, any Indebtedness except as permitted by such Section 6.2.

(d)             No Default or Event of Default has occurred or is continuing.

[SIGNATURE PAGE FOLLOWS]

Compliance Certificate, Pg. 2

IN WITNESS WHEREOF, each Obligor has caused this Compliance Certificate to be executed and delivered by its duly authorized officer on the date first set forth above.

J.V.B. FINANCIAL GROUP, LLC
By:	J.V.B. Financial Group Holdings, LP, its Member
By:	C&Co/PrinceRidge Partners LLC, its General Partner
By:	Cohen & Company, LLC, its Member

By:
Name:
Title:

J.V.B. FINANCIAL GROUP HOLDINGS, LP
By:	C&Co/PrinceRidge Partners LLC, its General Partner
By:	Cohen & Company, LLC, its Member

By:
Name:
Title:

COHEN & COMPANY, LLC

By:
Name:
Title:

COHEN & COMPANY INC.

By:
Name:
Title:

C&CO/PRINCERIDGE PARTNERS LLC
By:	Cohen & Company, LLC, its Member

By:
Name:
Title:

[Signature Page to Compliance Certificate]

DISCLOSURE SCHEDULES

TO

LOAN AGREEMENT

among

J.V.B. FINANCIAL GROUP, LLC, as Borrower,

J.V.B. FINANCIAL GROUP HOLDINGS, LP, as Corporate Guarantor,

C&CO/PRINCERIDGE PARTNERS LLC, as general partner of
J.V.B. Financial Group Holdings, LP,

COHEN & COMPANY, LLC, as Corporate Guarantor,

COHEN & COMPANY INC., as Corporate Guarantor,

and

BYLINE BANK

October 28, 2020

These disclosure schedules (these “Disclosure Schedules”) are being delivered pursuant to the Loan Agreement (the “Loan Agreement”), dated as of October 28, 2020, by and among J.V.B. Financial Group, LLC, a Delaware limited liability company (“Borrower”), J.V.B. Financial Group Holdings, LP, a Delaware limited partnership (“Holdings LP”), C&Co/PrinceRidge Partners LLC, a Delaware limited liability company (“C&CO”), Cohen & Company, LLC, a Delaware limited liability company (“Operating LLC”), Cohen & Company Inc., a Maryland corporation (“Parent”) and together with Holdings LP and Operating LLC, each a “Corporate Guarantor” and collectively, the “Corporate Guarantors”, and the Corporate Guarantors together with the Borrower and C&CO, each an “Obligor” and collectively, the “Obligors”), and Byline Bank (“Lender”). Capitalized terms used but not defined herein shall have the same meanings given them in the Loan Agreement.

These Disclosure Schedules are arranged in sections corresponding to the numbered and lettered sections and subsections contained in the Loan Agreement, and the disclosures in any section or subsection of these Disclosure Schedules shall qualify other sections and subsections of the Loan Agreement. Disclosure of any information or document in these Disclosure Schedules is not a statement or admission that it is material or required to be disclosed herein. The descriptive headings in these Disclosure Schedules are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning, construction or interpretation of, these Disclosure Schedules or the Loan Agreement.

No disclosure in these Disclosure Schedules relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred, and no disclosure in these Disclosure Schedules constitutes an admission of any liability or obligation of Borrower, Holdings LP, C&CO, Operating LLC, Parent or Lender to any third party nor an admission against interests of Borrower, Holdings LP, C&CO, Operating LLC, Parent or Lender to any third party.

Schedule 4.2 – Equity Interests of Each Obligor

As of Closing Date, all of the issued and outstanding Equity Interests of each Obligor are owned by the Persons and in the amounts set forth in this Schedule 4.2.

Obligor	Type of Outstanding Equity Interests	Holders of such Equity Interests
Borrower	Limited Partnership Interests	Holdings LP (100%)
Holdings LP	Limited Partnership Interests	Operating LLC (99%) C&CO (1%)
C&CO	Membership Interests	Operating LLC (100%)
Operating LLC	Units of Membership Interests: 41,745,895 issued and outstanding as of the date of these Disclosure Schedules (of which, 2,783,080 are restricted units).	Parent: 10,934,184 units Daniel G. Cohen and controlled affiliates: 20,859,355 units The DGC Family Fintech Trust: 9,880,268 units Linda Koster: 72,088 units
Parent

Common Stock: 1,379,985 shares issued and outstanding as of the date of these Disclosure Schedules

Series E Voting Non-Convertible: Preferred Stock 4,983,557 shares issued and outstanding as of the date of these Disclosure Schedules

Series F Voting Non-Convertible: Preferred Stock 22,429,541 shares issued and outstanding as of the date of these Disclosure Schedules

Common Stock:

•     Daniel G. Cohen, directly or indirectly owns 222,853 of Parent’s outstanding shares of common stock.

•     Public shareholders (including certain of Parent’s officers and directors) own the remaining shares of the Company’s common stock.

Series E Voting Non-Convertible Preferred Stock:

•     Daniel G. Cohen is the indirect owner of 4,983,557 shares of Series E Voting Non-Convertible Preferred Stock, representing 100% of the issued and outstanding Series E Voting Non-Convertible Preferred Stock.

Series F Voting Non-Convertible Preferred Stock:

•     Of the 22,429,541 shares of the Series F Voting Non-Convertible Preferred Stock issued and outstanding, 12,549,273 shares are owned by Daniel G. Cohen directly, and 9,880,268 shares were owned by The DGC Family Fintech Trust, a trust established by Daniel G. Cohen.

Schedule 4.5 – Litigation

From Legal & Regulatory Proceeding Section in latest 10-Q filing:

The Company’s U.S. broker-dealer subsidiary, J.V.B. Financial Group, LLC is a party to litigation commenced on August 7, 2019, in the Supreme Court of the State of New York under the caption VA Management, LP v. Odeon Capital Group LLC; Janney Montgomery Scott LLC; C&Co/PrinceRidge LLC; and JVB Financial Group LLC. The plaintiff, VA Management, LP (f/k/a Visium Asset Management, LP) (“Visium”), alleges that the defendants, as third party broker-dealers, aided and abetted Visium’s portfolio managers’ breaches of their fiduciary duties by assisting in carrying out a fraudulent “mismarking scheme.” Visium is seeking in excess of $1 billion in damages from the defendants including disgorgement of the compensation paid to Visium’s portfolio managers, restitution of and damages for the investigative and legal fees, administrative wind down costs, and regulatory penalties paid by Visium as a result of the “mismarking scheme,” direct and consequential damages for the destruction of Visium’s business, including lost profits and lost enterprise value, and attorneys’ fees and costs. JVB and the other defendants filed a motion to dismiss the complaint in lieu of an answer on October 16, 2019. Visium’s response to the motion was due on November 15, 2019 and JVB filed a reply brief on November 26, 2019. On April 29, 2020, the Court issued a ruling denying the motions to dismiss filed by each of the defendants. JVB and the other defendants filed an appeal on one of the grounds for dismissal on July 14, 2020. On May 20, 2020, JVB filed a Notice of Appeal with the Appellate Division of the Supreme Court, First Department. On July 13, 2020, JVB filed a brief in support of its appeal. While the appeal is pending, discovery in the underlying case is proceeding The Company intends to defend the action vigorously.

Schedule 4.13 – Subsidiaries

No Obligor has any Subsidiary or Equity Interests in any other Person, except as listed on this Schedule 4.13.

Subsidiaries of Obligors:

J.V.B. Financial Group, LLC	None

J.V.B. Financial Group Holdings, LP	J.V.B. Financial Group, LLC
COOF Asset Acquisition, LLC

C&Co/Princeridge Partners LLC	J.V.B. Financial Group Holdings, LP (1%)

Cohen & Company Inc.	Cohen & Company, LLC (28.5% economic; 51% voting)
Alesco Capital Trust I
Sunset Financial Statutory Trust I

Cohen & Company, LLC	J.V.B. Financial Group Holdings, LP (99%)
Alesco Holdings, Ltd. (30%)
C&Co/Princeridge Partners LLC
CIRA SCM, LLC
Cohen & Compagnie
Cohen & Company Financial (Europe) Limited
Cohen & Company Financial Limited
Cohen & Company Financial Management, LLC
Cohen & Company Management, LLC
Cohen Legacy, LLC
Cohen NRE, LLC
Cohen Principal Investing, LLC
Dekania Capital Management, LLC
Dekania Investors, LLC
Dioptra Advisors II, LLC (69.2%)
Dioptra Advisors, LLC (59.8%)
Foundation View Capital Management, LLC
Foundation View CLO Opportunities GP LLC
Insurance Acquisition Corp. (26.53%)
Insurance Acquisition Corp. II (26.53%)
Insurance Acquisition Sponsor II, LLC (0.2%)
Insurance Acquisition Sponsor, LLC (32.7%)
NRE Management, LLC
SMI 2018, LLC (3%)
Vellar Opportunities GP LLC (33.4%)
Vellar Special Opportunities GP LLC
ViaNova Capital Group LLC

Note: Unless percentage ownership is indicated in table above, it is 100%.

Schedule 4.18 – Deposit and Other Accounts

Schedule 4.18 sets forth as of the Closing Date all of the Obligors’ deposit and remittance accounts, as well as any other deposit, operating, prime brokerage, investment, custodial or accounts of any kind whatsoever currently maintained by such Obligor.

Permitted Non-Byline-Bank-Bank Accounts per Section 5.11 as of Closing Date:

Account Name	Account Number	Bank
Alesco Financial Trust	367564390	TD Bank NA
Cohen & Company Financial Management LLC	466313574	TD Bank NA
J.V.B. Financial Group, other entities brokerage accounts	Various	Pershing, LLC
J.V.B. Financial Group	GCF Repo Clearing	Bank of New York Mellon
Insurance Acquisition Corporation	1980004596	Fifth Third Commercial Bank
Insurance Acquisition Sponsor LLC	1980005290	Fifth Third Commercial Bank
Dioptra Advisers LLC	1980005274	Fifth Third Commercial Bank
Insurance Acquisition Corp II	7243277105	Fifth Third Commercial Bank
Insurance Acquisition Sponsor LLC II	7243277113	Fifth Third Commercial Bank
INSU PIPE Sponsor, LLC	7243296162	Fifth Third Commercial Bank
Diopatra Advisors II	7244481094	Fifth Third Commercial Bank

Accounts to be Switched to Byline Bank within 90 Days After Closing Date:

Account Name	Account Number	Bank
Cohen & Company Inc.	1980004200	Fifth Third Commercial Bank
Dekania Capital Management LLC	1980004693	Fifth Third Commercial Bank
Dekania Investors LLC	1980004197	Fifth Third Commercial Bank
J.V.B. Financial Group LLC	1980004219	Fifth Third Commercial Bank
J.V.B. Financial Group LLC	1980004340	Fifth Third Commercial Bank
J.V.B. Financial Group LLC	1980004847	Fifth Third Commercial Bank
Cohen & Company LLC-Concentration Account	1980004227	Fifth Third Commercial Bank
Cohen & Company LLC-Payroll Account	1980004235	Fifth Third Commercial Bank
Cohen & Company LLC-FSA Account	1980004243	Fifth Third Commercial Bank
Cohen & Company LLC-Money Market Account	1980004251	Fifth Third Commercial Bank
Cohen & Company, LLC-Sub Collateral Account	1980004359	Fifth Third Commercial Bank
Cohen & Company, LLC-Euro Account	62219800042270201	Fifth Third Commercial Bank

Schedule 6.1 – Permitted Liens

UCC Copier Leases.

Certain Leasehold Improvements related to various office locations.

Schedule 6.2 – Indebtedness

Indebtedness of Obligors:
J.V.B. FINANCIAL GROUP, LLC	None
J.V.B. FINANCIAL GROUP HOLDINGS, LP	None
C&CO/PRINCERIDGE PARTNERS LLC	None
COHEN & COMPANY, LLC

Convertible Senior Secured Promissory Note, DGC Family Fintech Trust LLC ($15,000,000)

Redeemable Financial Instrument, JKD Capital Partners I LTD. ($7,957,057)

Redeemable Financial Instrument, Cohen Bros. Financial LLC ($4,000,000)

Senior Promissory Note, JKD Capital Partners I LTD ($2,250,000)

Senior Promissory Note, RN Capital Solutions LLC ($2,250,000)

CARES Act Paycheck Protection Program Loan ($2,165,600)

COHEN & COMPANY INC.	Alesco Capital Trust I ($28,995,000) Sunset Financial Statutory Trust I ($20,619,000) Senior Promissory Note, EBC Family Trust ($2,400,000)

Schedule 6.6 – Transactions with Affiliates

Paymaster Agreement between Cohen & Company, LLC and J.V.B. Financial Group, LLC dated 10/17/14.

Fifth Amended and Restated Expense Sharing Agreement, with Addendums, among J.V.B. Financial Group, LLC; J.V.B. Financial Group Holdings, LP; and Cohen & Company, LLC dated 10/15/14, 1/1/17, 1/1/18, 1/1/19.

Line of Credit Agreement between J.V.B. Financial Group, LLC and Cohen & Company, LLC dated 5/1/15.

$3.0 Million Promissory Note between J.V.B. Financial Group, LLC and Dekania Capital Management, LLC dated 8/15/18.

$3.5 Million Promissory Note between J.V.B. Financial Group, LLC and Cohen & Company, LLC dated 3/15/19.

Permitted distributions under Section 6.9.

Schedule 6.8 – Contingent Obligations

None.

Schedule 6.9 – Restricted Payments

None.

Schedule 6.10 – Change in Business

None.

Schedule 6.11 – Change in Structure

Permitted repurchases of Cohen & Company Inc. common stock.

Equity compensation for officers, directors, and key employees.

Conversion shares related to outstanding Convertible Senior Promissory Note.

Schedule 6.15 – Management or Consulting Agreements

Paymaster Agreement between Cohen & Company, LLC and J.V.B. Financial Group, LLC dated 10/17/14.

Fifth Amended and Restated Expense Sharing Agreement, with Addendums, among J.V.B. Financial Group, LLC; J.V.B. Financial Group Holdings, LP; and Cohen & Company, LLC dated 10/15/14, 1/1/17, 1/1/18, 1/1/19.